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                                                                   EXHIBIT 10.22



                           PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement (the "Agreement") dated as of the 22nd day of October, 1997, is between COMETRA ENERGY, L.P., a Texas limited partnership the sole general partner of which is Aveneg, Inc., a Delaware corporation ("Seller"), and PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation ("Buyer").

     In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

     1.01 - PURCHASE AND SALE. Subject to the terms and conditions of the Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and pay for the following described assets (hereinafter referred to as the "Assets"):

          (a) The interests in and to the oil and gas properties (the "Producing Properties") described as follows:

               (1) all of Seller's and all of any Affiliate's right, title and interest in and to the oil and gas leases, and oil, gas and mineral leases described in Exhibit "A" hereto (the "Producing Leases");

               (2) all of Seller's and all of any Affiliate's rights in respect of any pooled or unitized acreage located in whole or in part on lands covered by or pooled or unitized with the Producing Leases or the Other Leases as described below, including rights to production from the pool or unit allocated to any Producing Lease being a part thereof;

               (3) all rights, options, titles, and interests of Seller or any Affiliate granting Seller or any Affiliate the right to obtain, or otherwise earn interests in or to any portion of the Producing Properties, the Option Leases or the Added Interests no matter how earned;

               (4) all of Seller's and all of any Affiliate's tenements, hereditaments, and appurtenances belonging to any of the foregoing;



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               (5)  all of the right, title and interest of Seller or any
                    Affiliate in and to the real, personal and mixed property used in the operation of the Assets, whether located on or off the premises covered by any of the Assets (the "Equipment") including, but not limited to (A) all wellhead equipment, fixtures (including, but not limited to, field separators and liquid extractors), pipe, casing, and tubing in, on or appurtenant to the wells ("Wells") described on Exhibit "B" attached hereto and made a part hereof; (B) all production, gathering, treating, processing, compression, dehydration, salt water disposal, injection, gathering line and pipeline equipment and facilities; (C) all flow lines, powerlines, and poles; and (D) all tanks, machines, equipment, radio-controlled instruments, tools, dies, vessels and other facilities;

          (a) All of Seller's and all of any Affiliate's right, title and interest in and to the oil and gas leases, oil, gas and mineral leases, rights or options to acquire or own an interest in any oil and gas lease, and any other oil and gas properties (the "Other Leases") described on Exhibit "C" hereto and all lands covered thereby;

          (b) All of Seller's and all of any Affiliate's right, title and interest under the contracts, agreements, easements, surface rights and other instruments described on Exhibit "D" attached hereto and made a part hereof together with all of Seller's and all of any Affiliate's right, title and interest under any surface leases, rights of way, farmin agreements, farmout agreements, exploration agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, governmental permits and licenses and other contracts, agreements, licenses, permits and rights that are owned by Seller or any Affiliate in whole or in part, which are not described on Exhibit "D" hereto, and that are appurtenant to the Assets or used or held for use in connection with the ownership or operation of the Assets or with the production, treatment, sale, or disposal of water, hydrocarbons and associated substances therefrom or thereon (in the aggregate the "Contracts");

          (c) Subject to the provisions of Section 8.06 hereof, all of the files, records, documents, correspondence and data, including Seller's or any Affiliate's proprietary 3D Seismic Data which covers in whole or in part the areas shown on Exhibit "K" hereto, and any other seismic data or information covering any of the Assets to the extent Seller's or any Affiliate's transfer of same is not prohibited or restricted by any obligation of confidentiality or licensing agreement prohibiting such transfer, now in the possession or control of Seller or any Affiliate that relates to the


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               items described in sub-paragraphs (a), (b) or (c) above, without limitation, including, but not limited to, those items described in Section 4.01(a)(1-11) below (the "Records");

          (d) All production facilities, casing, tubing, wellheads, packers, battery equipment, tanks, valves and any other equipment in inventory that relates to and is used or held for use in connection with the Assets, with said inventory covering at least those items identified on Exhibit "E";

          (e) Except for any assets excluded under Section 1.02 below, all warranties, covenants, indemnities and representations from third parties, claims, rights and causes of action against third parties, asserted and unasserted, known and unknown, of or pertaining to the Assets;

          (f) All of Seller's and all of any Affiliate's right, title and interest in oil, gas, mineral and other hydrocarbon substances produced from the Producing Leases, Other Leases and Added Interests on or after the Effective Time;

          (g)  Two seismic work stations, and the related Geoquest software;

          (h) All privileges, benefits, and powers conferred upon the holder of the Producing Leases, Other Leases and the Added Interests with respect to the use or occupation of the surface of the lands covered by the Assets or any lands adjacent thereto; and

          (i) To the extent applicable to a Producing Lease, Prospect Tract, or Anomaly Area, and except to the extent excluded under Section
               1.02 below, all of Seller's and all of any Affiliate's right, title and interest in and to any of the properties, assets and interests that are similar in nature to or description of those described or referred to in the previous provisions of this
               Section 1.01, whether real, personal or mixed property, located in Anderson, Freestone, Henderson or Leon Counties, Texas, and all right, title and interest of Seller or any Affiliate in and to any oil and gas lease, option, overriding royalty interest, mineral fee, royalty interest, surface estate or other interest in real property covering any lands or interests located in Anderson, Freestone, Henderson or Leon Counties, Texas, and all personal and mixed property located on or used in connection therewith, regardless of whether any of such lands or interests are described or referred to in the previous provisions of this
               Section 1.01 or on Exhibits "A," "B," "C" or "D" attached hereto (the "Added Interests").



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     As used in this Agreement, the term "Affiliate" shall mean any corporation, limited liability company, association, partnership or person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Seller.

     1.02 - EXCLUDED ASSETS. There is hereby excluded from the Assets and retained by Seller the following described property:

          (a)  Vehicles used by Seller in the operation of the Assets;

          (b) All of Seller's right, title and interest in those wells and leases described in Exhibit "F" attached hereto; and

          (c) All claims for severance tax refunds for a period prior to the Effective Time and, for a period of two years from the Closing Date, all other claims, rights, and causes of action against third parties of or pertaining to the Assets that relate to the period prior to the Effective Time for which an adjustment to the Purchase Price has not been made under Section 2.02(a)(1-10); provided, however, that Seller shall not retain any claims, demands or causes of actions relating to a period prior to the Closing Date that relates to any confidentiality agreements (express or implied), non-competition agreements (express or implied) or claims of unlawful trade practices or improper or unauthorized use of trade secrets, confidential information, or proprietary data, or the misappropriation thereof, of Seller or of any Affiliate against third parties, including present or former officers, employees, agents or contractors of Seller or any Affiliate, that affect the Assets or Seller's, Buyer's or any Affiliate's interest in the Assets.

     1.03 - EFFECTIVE TIME. The purchase and sale of the Assets shall be effective as of 11:59 p.m. Central Standard Time on September 30, 1997 (herein called the "Effective Time").

                                   ARTICLE II

                                 PURCHASE PRICE

     2.01 - PURCHASE PRICE. The purchase price (the "Purchase Price") payable by Buyer for the Properties shall be payable as follows:

          (a) Cash. $50,000,000 cash at the Closing, inclusive of cash payments represented by transfer of the Earnest Money to Seller.

          (b) Parent's Stock. 1,750,000 newly issued shares of common stock of Buyer's parent, Pioneer Natural Resources Company ("Parent") (the "Parent's Stock") (par value $.01 per share).


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     2.02 - ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be adjusted as follows:

          (a) The Purchase Price shall be adjusted upward by the following; provided, however Seller shall comply with Section 4.01(b) of this Agreement:

               (1) the value of all merchantable, allowable oil in storage at the Effective Time, above the pipeline connection, which is sold and which is credited to the Assets and paid to Buyer, such value to be the actual price received less taxes and applicable lease burdens deducted by the purchaser or paid by Buyer, which adjustment, if any, shall be governed by
                    Section 8.01 hereunder on Post-Closing Adjustment;

               (2) the amount of all verifiable expenditures incurred in the normal course of business (including, without limitation, expenses under applicable operating agreements or other similar arrangements or agreements and, in the absence of such agreements, such expenses of the sort customarily billed thereunder) paid by Seller or an Affiliate of Seller in connection with the operation of the Assets in accordance with this Agreement for work actually performed subsequent to the Effective Time and prior to the Closing Date (defined below);

               (3) an amount equal to all prepaid expenses attributable to the Assets that are paid by Seller or any Affiliate of Seller prior to the Closing Date that inure to the benefit of Buyer and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including without limitation, prepaid ad valorem, property, production, severance and similar taxes (but not including income, franchise or other similar entity level taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom;

               (4) all costs incurred by Seller or an Affiliate of Seller after the Effective Time in acquiring or maintaining any oil and gas lease or other oil and gas interest conveyed to Buyer pursuant to the terms of this Agreement, including without limitation all brokers cost and expense, bonus and delay rental;

               (5) an amount equal to $6,295, representing the value of the volume of gas less than its ownership percentage which Seller has produced from any of the Wells ("Under Production");


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               (6)  all costs incurred prior to the Effective Time in connection with the drilling of the Braveheart well and the Wood well;

               (7) the amount of $3,800 per month (pro rated for partial months) for the period between the Effective Time and the Closing Date (defined below) as reimbursement to Seller for costs incurred in operating and managing the Assets after the Effective Time;

               (8) if and only if the Closing Date is subsequent to December 19, 1997, interest on the Purchase Price for the period from the Effective Time to the Closing Date, calculated at a rate per annum equal to the lesser of (A) the highest rate allowed by law, or (B) the prime rate of Texas Commerce Bank N.A., on the Closing Date; provided, however, that this
                    Section 2.02(a)(8) shall not apply if Seller's obligation to close as set forth in Section 6.02 has not been satisfied as of December 19, 1997 or if the Closing Date is extended by Seller according to Section 5.04(c);

               (9) the value of any severance tax refunds received by Buyer prior to Closing and attributable to the Assets prior to the Effective Time; and

               (10) any other amount agreed upon by Seller and Buyer.

          (b)  The Purchase Price shall be adjusted downward by the following:

               (1) proceeds received by Seller from the sale of oil, gas or other hydrocarbons attributable to the Assets and which are produced after the Effective Time;

               (2) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments (but not including income, franchise or other similar entity level taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Assets attributable to the period prior to the Effective Time, which amount shall be computed in accordance with generally accepted accounting principles;

               (3) an amount equal to the aggregate sum of the Defect Value (defined below) of all Defective Interests (defined below) determined to exist in accordance with Article V hereof (if the total of Defective Interests exceeds $100,000), less
                    (ii) an amount equal to the sum of all Upward Adjustments (as defined in


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                    Section 5.07 hereof), but Upward Adjustments shall not
                    exceed the Defect Value;

               (4) an amount equal to any costs incurred prior to the Closing Date associated with the drilling or completion of the Johnston well paid by Buyer;

               (5) an amount equal to $241,822, representing the value of the Over Production liability of Seller as set forth on Exhibit J" hereto; and


               (6)  any other amount agreed upon by Seller and Buyer.

     2.03 - ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree that the Purchase Price will be allocated among the Assets as set forth on Exhibits "G" attached hereto and made a part hereof.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.01 - REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants the following:

          (a) Seller is a duly organized, validly existing limited partnership organized and in good standing under the laws of its state of formation and is qualified to do business in the State of Texas. Seller has heretofore delivered to Buyer true, correct and complete copies of its partnership agreement and all other formation documents, certificates and governing rules.

          (b) Seller has all requisite power and authority, partnership, corporate and otherwise, to carry on its business as presently conducted, to enter into the Agreement, to sell and convey, free and clear of all adverse claims, the Assets on the terms described in the Agreement and to perform its other obligations under the Agreement.

          (c) The execution and delivery of this Agreement and the acquisition of the Parent's Stock have been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by Seller at the Closing, and the consummation of the transactions contemplated hereby as of the Effective Time shall have been duly authorized by all necessary partnership and corporate action


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               on the part of the Seller and its Affiliates, and no further authorization is required by any law, statute, regulation, court order or judgment applicable to Seller and, where applicable, to its Affiliates. This Agreement constitutes a legal, valid and binding obligation of Seller and, where applicable, Seller shall cause this Agreement to constitute a legal, valid and binding obligation of the Affiliates enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not (i) violate, or be in conflict with, any provisions of Seller's agreement of limited partnership or other governing documents, (ii) constitute a material breach of, or any event of default under, any contract or agreement to which Seller is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect any of the Assets (except any provision as to (A) required consents to transfer and related provisions, (B) maintenance of uniform interests provisions and (C) any other third-party approvals contemplated herein), (iii) violate any judgment, decree, order, statute, rule or regulation applicable to Seller, (iv) result in any material liability to Buyer under the terms of any contracts or agreements, except those obligations related to the Assets after the Effective Time and assumed by Buyer pursuant to the terms of the Agreement, (v) conflict with, result in a breach of, constitute a default under (without regard to requirements of notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (I) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound and to which any of the Assets is subject or (II) any lease, license, contract or other agreement or instrument to which Seller is a party or by which it is bound and to which any of the Assets is subject; or (vi) result in the creation or imposition of a lien, charge or other encumbrance upon the Assets.

          (e) Except as shown on Exhibit "H" attached hereto and made a part hereof, no suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement to which Seller or any Affiliate is a party and which relates to the Assets and to the knowledge of Seller no such suit, action or other proceeding is


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               threatened. Seller shall promptly notify Buyer of any such suit or proceeding arising or to which Seller has knowledge prior to Closing. The litigation and proceedings listed on Exhibit "H" will not result in substantial impairment or loss of Seller's title to any material part of the Assets or that might materially hinder or impede the operation of the Assets or the ability of Seller to perform its obligations hereunder.

          (f) During the period the Seller or any of Seller's Affiliates has owned the Assets (the "Ownership Period") to the knowledge of Seller all royalties (other than royalties held in suspense), rentals and other payments due under the Producing Leases and Other Leases have been properly and timely paid and no notices have been received by Seller or any of Seller's Affiliates of any claim to the contrary.

          (g) During the Ownership Period all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Assets have been properly paid.

          (h) Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

          (i) The only material surface leases, farmin agreements, farmout agreements, exploration agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, and other contracts, agreements and rights that cover or affect the Assets, in whole or in part, are those Contracts described on Exhibit "D" attached hereto and made a part hereof, and all of such Contracts listed on Exhibit "D" are valid, binding and enforceable according to their respective terms, Seller is not in breach or default with respect thereto, all material payments due thereunder have been paid by Seller, no other party to such Contracts is in breach or default thereunder, and no party to the Contract has taken action or threatened to terminate, cancel, or rescind the Contracts or any portion thereof.

          (j) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (k) The Authorities for Expenditures (AFE's) set forth on Exhibit "I" attached hereto constitute all of the material AFE's which have been approved by Seller or other working interest owners respecting operations to be conducted on the Assets after the Effective Time.


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          (l)  Except as shown on Exhibit "J" attached hereto, there is no
               Take-or-Pay Liability, Under Production or Over Production liability affecting the Assets.

          (m) The seismic data made available to Buyer for its evaluation of the Assets was derived from the 3-D Seismic Data to be transferred to Buyer hereunder, Seller's 3-D Seismic Data covers the lands identified within the highlighted areas on the plats attached hereto as Exhibit "K," such seismic data is proprietary and upon Closing shall be transferred to Buyer free from restrictions respecting Buyer's use thereof, except as set forth in the Contracts described on Exhibit "D" hereto.

          (n) To the best of Seller's knowledge, the shaded area on the plat attached hereto as Exhibit "L" identifies the areas in which Seller's operations on the Producing Leases or Prospect Tracts may be precluded or prohibited by coal or lignite mining operations.

          (o) Exhibit "M" attached hereto identifies all of the Other Leases that contain primary terms expiring on or before December 31, 1998, except for such Other Leases presently held by production or containing options to extend the primary term thereof beyond December 31, 1998.

          (p) The Contracts described on Exhibit "D" attached hereto contain all, if any, Preference Rights affecting the Producing Leases and the Other Leases.

          (q) The Parent's Stock to be acquired by Seller hereunder is being acquired for its own account for investment and with no intention of distributing or reselling the Parent's Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any state or any foreign country or jurisdiction.

          (r) If Seller should decide to dispose of any of the Parent's Stock to be purchased by it, Seller understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Parent's Stock other than pursuant to an effective registration statement, Parent may require that the transferor of the Parent's Stock provide to Parent an opinion of counsel, which opinion shall be reasonably satisfactory in form and substance to


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               Parent, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Seller agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing the Parent's Stock:

               THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR
               (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CORPORATION AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

               The foregoing legend set forth above may be removed if and when the Parent's Stock represented by such certificate is disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to Parent.

          (s) Seller agrees that Parent shall be entitled to make a notation on its records and give instructions to any transfer agent for the Parent's Stock in order to implement the restrictions on transfer set forth in this Agreement.

          (t) At the time Seller was offered the Parent's Stock, Seller was, and as of the date hereof, Seller is, and at the Closing Date, Seller will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act,


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                                      -12-

               and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating Parent and an investment in the Parent's Stock, and is able to bear the economic risk of such investment.

          (u) Seller acknowledges that it has received a copy of Parent's Preliminary Proxy Statement with respect to an arrangement involving Parent and Chauvco Resources Ltd., and that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Buyer and Parent concerning the terms and conditions of the offering of the Parent's Stock and the merits and risks of investing in the Parent's Stock; (ii) access to information about Parent, Parent's financial condition, pro forma results of operations, business properties, management and prospects sufficient to enable it to evaluate its investment in the Parent's Stock; and (iii) the opportunity to obtain such additional information which Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of such information.

          (v) Seller also understands and acknowledges that the Parent's Stock is being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and the availability of such exemption depends in part on, and that Buyer and Parent (and, for purposes of the opinion to be delivered to Seller pursuant to Section 7.02(n) hereof, counsel to Buyer and Parent) will rely upon, the accuracy and truthfulness of the foregoing representations and Seller hereby consents to such reliance.

          (w) To the knowledge of Seller, all material valid laws, regulations and orders of all governmental agencies having jurisdiction over the Assets have been and shall continue to be complied with until the Closing. To the best of Seller's knowledge, all material necessary permits from governmental agencies having jurisdiction in connection with the Assets have been obtained and have been timely, properly and accurately made and will continue to be timely, properly and accurately made through Closing. To the knowledge of Seller, all plugged wells located on the Assets have been properly plugged and there are no abandoned unplugged wellbores located on the Assets which good oil field practice would required plugging. Seller has not been named or threatened with being named a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. Except as disclosed on Exhibit "N" hereto, Seller has not caused or allowed the generation, treatment, storage, disposal or release of hazardous substances on the Assets except in accordance with local,


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                                      -13-

               state, and federal statutes, ordinances, rules and regulations. Except as disclosed on Exhibit "N" hereto, to the best of Seller's knowledge no hazardous substance has ever been disposed of on the Assets or from the Assets to locations offsite of the Assets except in accordance with local, state, and federal statues, ordinances, rules and regulations.

          (x) Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under
               (i) any order, judgment or decree of any court, commission, board, agency or other governmental body, or (ii) any law, statute, ordinance, decree, order, rule or regulation of any governmental authority.

          (y) There are no properties comprising the Assets with respect to which (i) deliveries of natural gas dedicated to interstate commerce have been terminated or diverted therefrom without there having been obtained appropriate abandonment orders or other required regulatory approvals, or (ii) Seller is not receiving on a current basis the payments required under the terms of the Contracts. During the Ownership Period, no purchaser of natural gas under the Contracts has (i) curtailed (other than seasonal curtailment) its takes of natural gas, or (ii) given notice (either written or verbal) that it desires to amend any of the Contracts with respect to price or quantity of deliveries under take-or-pay provisions, to such extent that any such action may materially affect the economic value of the reserves attributable to the Assets affected by such action.


          (z) Except for Permitted Encumbrances, neither Seller nor any Affiliate of Seller has encumbered any of the Assets with any deed of trust, security interest, indenture, mortgage or trust agreement.

     3.02 - REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

          (a) Buyer is a duly organized, validly existing corporation organized and in good standing under the laws of the State of its incorporation and is qualified to do business in the State of Texas.

          (b) Buyer has all requisite power and authority, corporate and otherwise, to carry on its business as presently conducted, to enter into the Agreement, and to perform its obligations under the Agreement.

          (c) The execution and delivery of this Agreement has been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by Buyer at Closing, and the consummation of the transactions contemplated hereby as of the Effective Time shall have been duly authorized by all necessary corporate action on the part of the Buyer and no further authorization is required by any law, statute, regulation, court order or judgment applicable to Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not (i) violate, or be in conflict with, any provisions of Buyer's articles of incorporation, bylaws or governing documents, (ii) constitute a material breach of, or any event of default under, any contract or agreement to which Buyer is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect the ability of Buyer to perform its obligations hereunder, (iii) assuming expiration or termination of the applicable waiting period under the HSR Act, violate any judgment, decree, order, statute, rule or regulation applicable to Buyer, or (iv) result in any material liability to Seller under the terms of any contracts or agreements to which Buyer is a party.

          (e) No suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement to which Buyer is a party and which might materially hinder or impede the ability of Buyer to perform its obligations hereunder. Buyer shall promptly notify Seller of any such proceeding arising prior to the Closing with respect to which Buyer receives actual notice.

          (f) Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

          (g) Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Assets for purchase, and is acquiring the Assets for its own account and not with the intent to make a distribution thereof within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws.

          (h) In entering into this Agreement, Buyer has relied solely on the express representations warranties and covenants of Sellers in this Agreement, its independent investigation of, and judgment with respect to, the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of Seller or any representatives of, or consultants or advisors engaged by Seller.

          (i) The Parent's Stock to be issued by Parent to Seller at Closing has been duly authorized for such issuance and, when issued and delivered by Parent in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. Once registered in accordance with the provisions of Section 8.10 hereof, the Parent's Stock shall be freely tradable by Seller according to Section 8.10 hereof. The issuance of the Parent's Stock under this Agreement is not subject to any preemptive or similar rights.

          (j) Parent is current in its obligations to file all periodic reports and proxy statements with the Securities and Exchange Commission required to be filed under the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder. Parent's Annual Report on Form-10K for the year ended December 31, 1996 and all subsequent filings (the "SEC Documents") do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since December 31, 1996, there have been no material developments, transactions or events affecting Parent (other than developments or events affecting the oil and gas exploration and production industry generally) other than as disclosed by Parent in the SEC Documents or to Seller in writing. There are no material liabilities of Parent (contingent or otherwise), other than as disclosed in the SEC Documents and the final statements included therein.

          (k) The authorized and outstanding capital stock of Parent as of September 30, 1997 consists solely of (a) 500,000,000 shares of Parent's common stock par value $.01 per share, of which 74,449,446 shares were duly authorized, validly issued and outstanding, fully paid and non-assessable, and (b) 100,000,000 shares of preferred stock, par value $.01 per share.


          (l) To Parent's knowledge, there are no facts or circumstances that exist as of the Closing Date that would prevent or preclude Parent from complying with its obligations under Section 8.10 hereof.

                                   ARTICLE IV

                                    COVENANTS

     4.01 - COVENANTS OF SELLER. Seller covenants and agrees with Buyer that:

          (a) Commencing with the execution date of this Agreement, Seller will make available to Buyer for examination at Seller's office in Fort Worth, Texas, all title and other information relating to the Assets insofar as the same are in Seller's possession and will cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional information relating to the Assets as Buyer may reasonably desire, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party. Such information shall include:

               (1) Title opinions, runsheets, abstracts, mineral take-offs, ownership reports, and title status reports pertaining to the Assets;

               (2) Copies of the Producing Leases, Other Leases, instruments evidencing the Added Interests, prior conveyances of the Assets, unitization, pooling and operating agreements, division and transfer orders, mortgages, deeds of trust, security agreements, chattel mortgages, financing statements and other encumbrances not discharged and affecting the title to or the value of the Assets and all other information contained in the land files of Seller and relating to the Assets;

               (3) Records relating to the payment of rentals, royalties and other payments due under the Producing Leases, Other Leases and Added Interests;

               (4) Records relating to the payment of ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Assets;

               (5) Ownership maps, surveys, logs and seismic information relating to the Assets;

               (6) Copies of all purchase, sale, processing and transportation agreements relating to the Assets;

               (7) Copies of all agreements including the leases, permits, easements, licenses and orders relating to the Assets;

               (8) Production and operational records relating to the Assets, including filings made with regulatory agencies;

               (9) Inventories of personal property and fixtures included in the Assets;

               (10) Accounting records, and engineering and technical data, and geological and geophysical data, relating to the Assets; and

               (11) Any other files, data, records and materials in Seller's possession or custody which relate to or pertain to the Assets.

               Seller shall permit Buyer, at Buyer's expense, to inspect and photocopy such information and records at any reasonable time during the term of this Agreement but only to the extent, in each case, that Seller may do so without violating any obligation of confidence or contractual commitment to a third party. Seller shall not be obligated to acquire any other or additional updated abstracts, title opinions or additional title information not otherwise described above, but shall cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional title information as Buyer may reasonably deem prudent.

          (b) From the date of this Agreement until Closing, Seller (i) will cause the Assets to be operated and maintained in a good and workmanlike manner consistent with prior practices, and will pay or cause to be paid all costs and expenses in connection therewith, (ii) will not abandon any Assets, (iii) will maintain insurance now in force with respect to the Assets, (iv) will comply with all the rules, regulations and orders of the Texas Railroad Commission which are applicable to Seller and the Assets, and will timely, properly and accurately make all reports required to be filed with the Texas Railroad Commission, (v) will perform and comply with all of the material covenants and conditions contained in the agreements relating to the Assets, and (vi) will pay all taxes and assessments with respect to the Assets which become due and payable prior to the Closing Date; provided however, in the absence of Buyer's written consent, from the date of this Agreement until the Closing, Seller shall not conduct or authorize any operation on the Assets requiring Authority for Expenditure (AFE) approval by working interest owners under applicable operating agreements, or an expenditure of $100,000.00 or more for the entire 100% of any single project (except for emergency operations); provided, further, that Seller is authorized to incur the expenditures set forth on Exhibit "I" attached hereto without the prior consent of Buyer. With regard to any single activity or matter other than those specifically set forth above in this Section 4.01(b), the expenditure of which by Seller is reasonably expected to exceed $25,000, Seller shall consult with Buyer and consider Buyer's comments and considerations regarding such activities or matters before undertaking such activities or matters.

          (c) Without the prior written consent of Buyer, from the date of this Agreement until Closing, Seller shall not enter into any new agreements or commitments with respect to the Assets, will not modify or terminate any of the agreements relating to the Assets, shall not encumber, sell, transfer, assign, convey, or otherwise dispose of any of the Assets other than personal property which is replaced by equivalent property or consumed in the operation of the Assets, and will not voluntarily compromise any amounts payable to Seller due to any casualty loss or any pending or threatened taking related to the Assets; provided, however, that prior to Closing Seller or any Affiliate of Seller may execute and deliver to applicable third parties assignments of interests in the Producing Leases and Other Leases that are required under the terms of the Contracts as described on Exhibit "D."

          (d) Seller shall use all reasonable efforts to maintain its partnership status and to assure that as of the Closing it shall not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of this transaction.

          (e) Seller shall permit Buyer's authorized representatives to consult with Seller and/or such third-party operator's agents and employees during reasonable business hours and to conduct, at Buyer's sole risk and expense, on-site inspections, environmental assessments, reasonable tests and inventories of the Assets as provided in Section 5.03 hereof.

          (f) During the period from the date of this Agreement to the Closing Date, Seller shall use its best efforts to maintain its relationships with all suppliers, customers and others having business relationships with Seller with respect to the Assets so that such relationships will be preserved for Buyer on and after the Closing Date.

          (g) Seller shall give Buyer notice of any litigation initiated against Seller, of which Seller has notice, and which relates to the Assets or the ability of Seller to proceed to Closing.

          (h) Promptly after execution of this Agreement, Seller shall initiate the procedures necessary to comply with the terms of any Preference Rights or Transfer Requirement. As used herein the term "Preference Rights" means any preferential right to purchase, right of first refusal, or other agreement which grants to any person the right to acquire any of the Assets or an interest in any of the Assets as a result of or in connection with (i) the sale, assignment, encumbrance or other transfer of any of the Assets or any interest therein or portion thereof, or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this agreement. As used herein the term "Transfer Requirement" means any consent, approval, waiver, authorization, filing or notification with, from or to any person which must be obtained made or complied with in connection with the transactions contemplated by this Agreement in order for (1) such transactions to be effective, or
               (2) to prevent any termination of any interest in any of the Assets; provided however, the term "Transfer Requirements" shall not include any required consents or approvals of any governmental agency in connection with the assignment of any of the Assets if such consents or approvals are customarily obtained after closings of transactions of this nature.

          (i) From the date of this Agreement until Closing, Seller shall not create any Title Defect against any of the Assets.

          (j) Prior to Closing, Seller, at Buyer's expense, shall cooperate with and assist Buyer in enforcing all confidentiality agreements, non-competition agreements and violations of unlawful trade practices, whether contractual or otherwise, as well as improper or unauthorized use of trade secrets, confidential information, or proprietary data, or the misappropriation thereof of Seller or of any Affiliate, against third parties (including present or former officers, employees, agents and contractors of Seller or an Affiliate) that adversely affect the Assets or Buyer's, Seller's or any Affiliate's interest therein, including, if requested by Buyer, the instigation of legal proceedings for such purposes if Seller believes in its discretion that such proceedings are meritorious and can be asserted in good faith.

          (k) Prior to Closing, Seller shall use its best efforts to obtain renewals and extensions to, or new leases covering, those Producing Leases or Other Leases described on Exhibit "M" attached hereto that contain primary terms expiring before July 1, 1998, and any renewals and extensions to, or new leases obtained by Seller shall be deemed Producing Leases or Other Leases (as the case may be) and conveyed to Buyer at Closing.

     4.02 - COVENANTS OF BUYER. Buyer covenants and agrees with Seller that:

          (a) Buyer shall use all reasonable efforts to maintain its corporate status and to assure that as of the Closing, it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of this transaction.

          (b) Prior to Closing Buyer shall exercise all reasonable diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, reports and maps, accounting records, and all other confidential data or information relating to the Assets in the possession of Buyer. If the transaction contemplated by this Agreement is not consummated, Buyer shall return to Seller all information which Seller has delivered to Buyer which relate to the Assets.

          (c) Buyer shall give Seller notice of any litigation initiated against Buyer, of which Buyer has notice, and which relates to the Assets or the ability of Buyer to proceed to Closing.

                                    ARTICLE V

                      TITLE MATTERS AND DEFECTIVE INTERESTS

     5.01 - DEFENSIBLE TITLE, PERMITTED ENCUMBRANCES AND TITLE DEFECT.

          (a) As used herein, the term "Defensible Title" shall have the following meaning:

               (1) With respect to the Producing Leases the term "Defensible Title" shall mean such title, subject to the Permitted Encumbrances to the extent that same does not constitute an Interest Reduction, which:

                    (A) is free and clear of liens or encumbrances and is otherwise only subject to contractually binding arrangements which are contained in the Contracts described on Exhibit "D";

                    (B) entitles Seller to receive and to deliver to Buyer at Closing not less than the "Revenue Interest" set forth on Exhibit "B" hereto for each of the Wells of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from such Well, after deducting all royalty, overriding royalty and other leasehold burdens;

                    (C) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of each of the Wells in an amount not greater than the "Working Interest" set forth on Exhibit "B" hereto with respect to each of the Wells, unless there is a corresponding and proportionately equal increase in the Revenue Interest attributable to such Well; and

                    (D) as to that portion of the Producing Leases that is not included in any pooled unit, is not subject to any royalties, overriding royalties, net profits interests, production payments or any similar burdens except for the lessor's royalties reserved in the Producing Leases and the other burdens expressly contained in the Contracts described on Exhibit "D".

               (1) With respect to the Other Leases and such Producing Leases that include lands within any Prospect Tract, the term "Defensible Title" shall mean that in each of the Prospect Tracts identified on Exhibit "O" hereto (A) Seller is entitled to receive and shall deliver to Buyer at Closing the Working Interest shown for such Prospect Tract on Exhibit "O" hereto under the heading "Seller's Net W.I. in Tract", (B) Seller is entitled to receive and shall deliver to Buyer at Closing the Revenue Interest in each Prospect Tract shown for each such Prospect Tract on Exhibit "O" attached hereto and made a part hereof under the heading "Seller's N.R.I. in Tract," and (C) Seller's title, subject to the Permitted Encumbrances, in all material respects, is free and clear of liens or encumbrances, and is otherwise only subject to contractually binding arrangements contained in the Contracts described on Exhibit "D".

               (2) With respect to all lands covered by the Other Leases and not included within a Prospect Tract, Defensible Title shall mean that (A) Seller owns and shall deliver to Buyer at Closing the number of "Net Leasehold Acres" or "Net Acres," as the case may be, shown for each such Other Lease on Exhibit "O" attached hereto and made a part hereof, (B) except for the lessor's royalties reserved in such Other Leases, such Other Leases as to such lands are not subject to any overriding royalties, net profits interests, production payments or any similar burdens, unless expressly contained in the Contracts described on Exhibit "D," and (C) Seller's title, subject to the Permitted Encumbrances, is free and clear of liens and encumbrances and is otherwise subject only to contractually binding arrangements which are contained in the Contracts described on Exhibit "D."

               (3) With respect to the Contracts, Defensible Title means that subject to the Permitted Encumbrances (A) either (i) Seller was an original signatory to the contract, or (ii) Seller has acquired the rights of an original signatory to the contract through a chain of one or more assignments, and (B) the rights of Seller under the Contracts are free and clear of mortgages, liens, security interests, pledges, charges, encumbrances, claims, limitations, irregularities, burdens or defects, and is otherwise only subject to their terms.

               (4) The term "Prospect Tract" as used herein shall mean each separate tract of land identified by the areas colored in blue, red, yellow, green, purple, gray, brown, orange, pink, and other colors on each of the plats attached hereto on Exhibit "O," with each such "Prospect Tract" being designated by the "Tract Number" and "Lease Number" set forth in the schedule of Seller's ownership interest for each Anomaly Area on Exhibit "O" attached hereto.

          (b)  The term "Permitted Encumbrances" as used herein shall mean:

               (1) lessors' royalties, overriding royalties and other burdens, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate at Closing or thereafter to reduce (i) the Revenue Interest of any of the Wells to less than the Revenue Interest for such Well as set forth in Exhibit "B" hereto, (ii) the Working Interest of any of the Wells to less than the Working Interest for such Well set forth in Exhibit "B" without a corresponding and proportionate reduction in the Revenue Interest in such Well, (iii) the Net Revenue Interest in or respecting each Prospect Tract to less than that shown on Exhibit "O" attached hereto, or (iv) the Working Interest in or respecting each Prospect Tract to less than the Working Interest for such Prospect Tract as shown on Exhibit "O" attached hereto without a corresponding and proportionate reduction in the Revenue Interest for such Prospect Tract (any of the reductions in interest set forth above is herein called an "Interest Reduction");

               (2) Preference Rights and Transfer Requirements, including consents to assign, with respect to which prior to Closing
                    (i) waivers or consents are obtained from the appropriate parties, (ii) the prescribed time period for asserting or exercising such rights has expired without an exercise of such rights, or (iii) arrangements can be made by Buyer or Seller to allow Buyer to receive substantially the same economic benefit as if all such waivers and consents had been obtained;

               (3) to the extent same does not cause an Interest Reduction, liens for taxes or assessments by a governmental body of competent jurisdiction not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

               (4) all inchoate liens and liens of operators under existing operating agreements identified in Exhibit "D" relating to obligations not yet due or pursuant to which Seller is not in default that are not such as to interfere materially with the operation, value or use of the particular Asset affected by such lien;

               (5) all rights to consent by, required notices to, filings with, or other actions by governmental bodies of competent jurisdiction in connection with the sale or conveyance of the Assets, if same are customarily obtained subsequent to the transfer of title;

               (6) to the extent same does not cause an Interest Reduction, the terms and conditions of the Producing Leases, the Other Leases, the instruments of conveyance evidencing the Added Interests, and the Contracts set forth in Exhibit "D";

               (7) to the extent same does not cause an Interest Reduction, if applicable, existing rights of re-assignments in the event of intended release or surrender of an interest to the extent the same are contained in the Contracts set forth in Exhibit "D";

               (8) to the extent same does not cause an Interest Reduction, easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Assets to the extent such are of record as of the Effective Time;

               (9) to the extent same does not cause an Interest Reduction, rights reserved to or vested in any municipality or governmental, statutory or public authority of competent jurisdiction to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority of competent jurisdiction to the extent such do not prevent reasonable use by Buyer of the Assets for the purposes herein intended;

               (10) to the extent same does not cause an Interest Reduction, the lack of a recordable assignment conveying to Seller or American Cometra, Inc., its interest in the Producing Leases for the Watson No. 2 well;

               (11) top leases acquired by third parties which (i) are not effective until the termination of an oil and gas lease owned by Seller, and (ii) do not preclude Seller's right to extend any such oil and gas lease; and

               (12) such Title Defects or other defects as Buyer has waived pursuant to this Agreement.

          (c) The term "Title Defect" as used herein shall mean any encumbrance, encroachment, irregularity, defect in or objection to Seller's title to the Assets (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders Seller's title to the Assets or any portion thereof less than Defensible Title.

     5.02 - DEFECTIVE INTERESTS.

          (a)  As used herein the term "Defective Interest" shall mean:

               (1)  That portion of the Assets affected by a Title Defect;

               (2) That portion of the Assets (a) that has a condition or that contains substances or materials of environmental concern which may result in a risk of third party tort claims or action by governmental authority, or (b) adversely affected by noncompliance with the laws, rules, regulations, ordinances or orders of any governmental agency or authority having jurisdiction over any portion of the Assets, including without limitation Environmental Laws (defined below) as may be reasonably determined in accordance with generally accepted industry practices and standards;

               (3) That portion of the Assets adversely affected by the default of Seller, or any other party, under an obligation under the Contracts (other than Title Defects affecting the status of Seller's title to the Assets);

               (4) That portion of the Assets with respect to which any Preference Right is exercised unless Buyer elects to receive the consideration received from the exercise of such Preference Right;

               (5) To the extent an adjustment to the Purchase Price has not been made according to Section 2.02(b)(5), that portion of the Assets with respect to which (i) Seller is obligated by virtue of any pre-payment arrangements under any contract for the sale of hydrocarbons and containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from the Assets at some future time without then or thereafter receiving full payment therefor ("Take-or-Pay Liability"), or (ii) Seller has produced a share of gas in excess of its ownership percentage and Seller is obligated to reduce its share of production under a gas balancing agreement or similar arrangement to allow under-produced parties to come back into balance ("Over Production"). The volumes of Take-or-Pay Liability and Over Production currently known to Seller are described on Exhibit "I" attached hereto and made a part hereof;

               (6) That portion of the Equipment which has a defect, (resulting from design, construction, wear or other reason) which will prevent the continued operation of that portion of the Equipment in accordance with prior practice;

               (7) That portion of the Assets destroyed by fire or other casualty, or with respect to which there is a taking or threatened taking in condemnation or under the right of eminent domain; and

               (8) That portion of the Assets affected by any suit, action or other proceeding before any court or government agency that would result in a material loss or impairment of Seller's title to any portion of the Assets, or a portion of the value thereof, including but not limited to suits, actions or other proceedings described on Exhibit "H" hereto.

          (b)  As used herein the term "Defect Value" shall mean:

               (1)  for Defective Interests under Section 5.02(a)(1) or (a)(4):

                    (i) with respect to a Title Defect affecting an interest in a Well, the Defect Value shall be the product of the Allocated Value for the Well affected by the Defective Interest as set forth on Exhibit "G" times the interest in the Well that is affected by the Defective Interest;

                    (ii) with respect to a Title Defect on a Prospect Tract
                         (whether such Prospect Tract includes part of a Producing Lease or includes part of an Other Lease) the Defect Value shall be as follows:

                         (A) to the extent the Title Defect relates to that part of a Prospect Tract that lies within an
                              Anomaly Area       (defined below) and the Title
                              Defect is not a Non-Value Defect (defined below) the Defect Value for such Title Defect shall be calculated according to the formula provided in Section 5.02(b)(5) for the type of Title Defect being valued;

                         (B)  to the extent the Title Defect relates to an
                              interest   in an Anomaly Area and the Title Defect
                              is a Non-Value  Defect the Defect Value shall be
                              the value, at $1,000   per acre per "Seller's Net
                              Acres in Tract" as shown for that Prospect Tract
                              on Exhibit "O" hereto for such      Anomaly Area,
                              of that interest in the Prospect Tract    which is
                              affected by the Defective Interest;

                         (C)  to the extent the Title Defect relates to an
                              interest   outside an Anomaly Area the Defect
                              Value shall be the   value, at three hundred
                              twenty dollars ($320) per acre  per "Seller's Net
                              Acres in Tract" as shown for that     Prospect
                              Tract on Exhibit "O" hereto for such Anomaly
                              Area, of the interest in the Prospect Tract which
                              is    affected by the Defective Interest;

                         (D)  as used herein the term "Anomaly Area" shall mean
                              the   lands which lie within the area delineated
                              by the heavy red lines on the maps included within Exhibit "O" attached hereto and made a part hereof and designated as "Anomaly Area" on Exhibit "O" hereto; and

                         (E) As used herein the term "Non-Value Defect" shall mean a Title Defect affecting an interest within an Anomaly Area, which, due to the location and size of such Defective Interest will not prevent Buyer from drilling any well it reasonably wishes to drill on such Anomaly Area without reduction as to such well in the total of "Seller's G.W.I. in Anomaly" and the total of "Seller's N.R.I. in Anomaly" to less than that shown on Exhibit "O" hereto for such Anomaly Area (the "Represented Interest"). If the Anomaly Area is of a size sufficient to drill more than one well, then the average of the working interests and the average of the net revenue interests of the wells Buyer could reasonably drill on the Anomaly Area shall not be less than the Represented Interest for such Anomaly Area. For purposes of this section, it shall be deemed reasonable to drill one well for each 160 acres in the Anomaly Area, with one additional well for excess acreage, if over 80 acres;

               (2) for Defective Interests under Section 5.02(a)(5), the Defect Value shall be computed on the basis of the price received by Seller; and

               (3) for Defective Interests under Section 5.02(a)(2), the Defect Value shall be computed on the basis of the cost of curing, correcting and/or remediating such Defective Interest.

               (4)  for all other Defective Interests as to the Assets under
                    Section 5.02(a) which are not provided for above in Section 5.02(b)(1)- (3), the lesser of (i) the reduction in value of the Asset(s) caused by a Defective Interest, or (ii) the cost of curing, correcting and/or remediating such Defective Interests.

               (5)  For purposes of this Agreement,

                    (i) If there is a Title Defect resulting in a decrease in Working Interest in a Prospect Tract as set forth under the heading "Seller's Net W.I. in Tract" as shown on Exhibit "O" hereto (with a proportionate reduction in "Seller's Net

                         N.R.I. in Tract" for such Prospect Tract as shown on Exhibit "O" hereto), and the Title Defect is not a Non-Value Defect, then it is the intent of the parties hereto to calculate Defect Value by multiplying the Allocated Value of the Anomaly Area affected by such Title Defect as shown on Exhibit "G" hereto by (A) a fraction the numerator of which is the gross number of acres in the Anomaly Area affected by the Title Defect as set forth under the heading "Acres in Tract" as shown on Exhibit "O" hereto and the denominator of which is the total of "Seller's Net Acres in Tract" in such Anomaly Area, and (B) a fraction the numerator of which is the "Seller's Net W.I. in Tract" actually conveyed by the Seller in the affected acreage if greater than zero and the denominator of which is the "Seller's Net W.I. in Tract" as shown on Exhibit "O" for the affected acreage on Exhibit "O" hereto. This is expressed algebraically as follows:

Allocated Value     "Acres in Tract" affected by Title Defect     "Seller's Net W.I. in Tract" delivered
of Anomaly       X   ----------------------------------------  X   -------------------------------------
                     Total of "Seller's Net Acres in Tract"        "Seller's Net W.I. in Tract"

                    (ii) If there is a Title Defect resulting in a decrease in
                         Revenue Interest in a Prospect Tract as set forth under the heading "Seller's Net N.R.I. in Tract" on Exhibit "O" attached hereto (without a proportionate reduction in "Seller's Net W.I. in Tract" as shown on Exhibit "O" hereto), and the Title Defect is not a Non-Value Defect, then it is the intent of the parties hereto to calculate Defect Value by multiplying the Allocated Value of the Anomaly Area affected by such Title Defect as shown on Exhibit "G" hereto by (A) a fraction the numerator of which is the gross number of acres in the Anomaly Area affected by the Title Defect as set forth under the heading "Acres in Tract" as shown on Exhibit "O" hereto and the denominator of which is the total of "Seller's Net Acres in Tract" in such Anomaly Area as shown on Exhibit "O" hereto, and (B) a fraction the numerator of which is the "Seller's Net N.R.I. in Tract" actually conveyed by Seller in the affected acreage if greater than zero and the denominator of which is the "Seller's Net N.R.I. in Tract" as shown on Exhibit "O" attached hereto for the affected acreage. This is expressed algebraically as follows:

Allocated Value     "Acres in Tract" affected by Title Defect     "Seller's Net N.R.I. in Tract" delivered
of Anomaly       X   ----------------------------------------  X   -------------------------------------
                     Total of "Seller's Net Acres in Tract"        "Seller's Net N.R.I. in Tract"


                   (iii) If there is a Title Defect resulting in a decrease in
                         Working Interest in a Prospect Tract as set forth under the heading "Seller's Net W.I. in Tract" as shown on Exhibit "O" attached hereto (without a proportionate reduction in "Seller's Net W.I. in Tract" as shown on Exhibit "O" attached hereto), and the Title Defect is not a Non-Value Defect, then it is the intent of the parties hereto to calculate Defect Value by multiplying the Allocated Value of the Anomaly Area affected by Title Defect as shown on Exhibit "G" hereof by (A) a fraction the numerator of which is the gross number of acres in the Anomaly Area affected by the Title Defect as set forth under the heading "Acres in Tract" as shown on Exhibit "O" attached hereto and the denominator of which is the total of "Seller's Net Acres in Tract" in such Anomaly Area as shown on Exhibit "O" attached hereto, and (B) a fraction the numerator of which is the "Seller's Net W.I. in Tract" actually conveyed by Seller in the affected acreage if greater than zero and the denominator of which is the "Seller's Net W.I. in Tract" as shown on Exhibit "O" attached hereto for the affected acreage if greater than zero, and (C) a fraction the numerator of which is the "Seller's Net N.R.I. in Tract" as shown on Exhibit "O" attached hereto for the affected acreage if greater than zero and the denominator of which is the "Seller's Net N.R.I. in Tract" actually conveyed by the Seller in the affected acreage if greater than zero. This is expressed algebraically as follows:

Allocated Value      "Acres in Tract" affected by Title Defect     "Seller's Net W.I. in Tract" delivered
of Anomaly       X   -----------------------------------------  X  --------------------------------------
                     Gross Acres in Anomaly                        "Seller's Net W.I. in Tract"

                     "Seller's Net N.R.I. in Tract"
                 X    ---------------------------------------
                     "Seller's Net N.R.I. in Tract" delivered

                    (iv) If, in determining the Defect Value according to any
                         formula set forth in Section 5.02(b)(5) above, the denominator or numerator of any of the fractions in any of such formula is zero, then such formula shall be calculated as if such fraction is one (1).

     5.03 - BUYER'S RIGHT OF INSPECTION. Seller grants Buyer and its duly authorized representatives, contractors and subcontractors (collectively "Representatives") the limited right of entry to the Assets for the purpose of, inspecting the Assets in accordance with the terms of Section 4.01(e) hereof, ("Permitted Activities"), subject however, to the following conditions:

          (a) Buyer shall notify Seller of its desire to enter the Assets to conduct Permitted Activities at least 48 hours prior to such entry.

          (b) Upon receipt of such notice, Seller shall allow Buyer and its Representatives to enter the Assets during normal business hours to conduct Permitted Activities. The Permitted Activities of Buyer and its Representatives shall not unreasonably interfere with Seller's operations or business, and Buyer and its Representatives shall not remain on the Assets subsequent to the completion of their Permitted Activities.

          (c) The Permitted Activities shall be conducted in accordance with all applicable environmental and regulatory laws, rules and regulations, and commonly accepted standards for conducting such activities. Upon completion of its activity, Buyer and its Representatives shall restore (as far as reasonably possible) the Property to its condition existing as of Buyer's entry thereon and remove all equipment and materials that were brought onto the Assets by Buyer and its Representatives. As soon as reasonably possible, Buyer shall provide Seller with a copy of all reports prepared for Buyer as a result of conducting Permitted Activities.

          (d) Buyer will be responsible for the conduct and protection of all persons involved in the Permitted Activities. Seller shall not have any right to control and shall not exercise any responsibility with respect to the Permitted Activities conducted by Buyer on the Assets, except that Seller shall have the right (but not the obligation) to prevent any damage to its property or disruption to its business. Buyer and its Representatives will undertake all measures reasonably necessary to protect all persons conducting the Permitted Activities on the Assets and any other persons who may enter the Assets during or after completion of the Permitted Activities.

          (e) Neither Buyer nor its Representatives shall contact any federal, state, or local agency with respect to environmental conditions discovered on the Assets without the prior written permission and consent of Seller, except as may be otherwise required by applicable law, rule or regulation. Any proposal of Buyer or its Representatives to contact any federal, state, or local agency shall be delivered in writing to Seller for review and approval.

          (f) BUYER AGREES TO FULLY INDEMNIFY, DEFEND, AND HOLD SELLER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS HARMLESS FROM AND AGAINST ANY ALL CLAIMS, LIABILITIES, CAUSES OF ACTIONS, JUDGMENTS OR DEFENSE EXPENSES (INCLUDING ATTORNEYS FEES AND EXPERT EXPENSES) OF ANY PERSON, INCLUDING BUYER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS, FOR (I) PERSONAL INJURY OR DEATH OF ANY PERSON, (II) DAMAGE TO THE PROPERTY OF SELLER, BUYER OR ANY OTHER PERSON, OR (III) ALL OTHER DAMAGES OR ECONOMIC LOSSES [INCLUDING PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (SUBJECT TO SECTION 9.02 HEREIN)], ATTRIBUTABLE TO OR ARISING FROM THE ACTIONS OR OMISSIONS OF BUYER AND ITS REPRESENTATIVES IN PERFORMING THE PERMITTED ACTIVITIES, EXCEPT ONLY TO THE EXTENT ANY SUCH INJURY, DAMAGE, OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR STRICT LIABILITY OF SELLER.

     5.04 - NOTICE OF DEFECTIVE INTERESTS.

          (a) Buyer shall give Seller notice(s) of Defective Interests not later than December 5, 1997. Such notice(s) shall be in writing and shall include (i) a description of the Defective Interest
               (ii) the reason Buyer believes such Assets to be a Defective Interest, and (iii) the Defect Value asserted by Buyer with respect to the asserted Defective Interest. Buyer may not give notice(s) of Defective Interests unless (i) the Defect Value for a singular or specific Title Defect or Defective Interest exceeds $5,000 and (ii) the total of the asserted Defect Values for asserted Defective Interests exceeds $100,000. Buyer shall be deemed to have waived all Defective Interests of which Seller has not been given such notice.

          (b) Upon being notified by Buyer pursuant to Section 5.04(a) of any asserted Defective Interest the Seller shall give written counter-notice to Buyer within five (5) days (i) that it either
               (A) will attempt to correct the asserted Defective Interest, or
               (B) does not intend to attempt to correct the Defective Interest; and (ii) whether it agrees or disagrees that the asserted Defective Interest exist, and (iii) whether it agrees or disagrees with the Defect Value asserted by the Buyer. If Buyer asserts as a Defective Interest that the interest of Seller in a Prospect Tract is less than that set forth on Exhibit "O" hereto, then Seller may cure or partially cure such Defective Interest by acquiring, at Seller's expense, additional interests within the Prospect Tract which increase the ownership of Seller within the Prospect Tract to that interest for such Prospect Tract that is set forth on Exhibit "O."

          (c) If Seller gives counter-notice of intent to attempt to correct any asserted Defective Interest, it shall have a period of thirty
               (30) days from the receipt of the Buyer's notice (the "Cure Period") to attempt to correct such asserted Defective Interest at its own expense, and if applicable, the Closing Date shall be extended until the third business day after the earliest to occur of the following: (A) the Defective Interests set forth by Seller's counter-notice are corrected, (B) Seller notifies Buyer it cannot correct such Defective Interests, or (C) the expiration of the Cure Period. If Seller fails to cure any asserted Defective Interest which it attempts to cure, Buyer shall have the rights set forth elsewhere in this Agreement, but such failure shall not create any additional obligation of Seller to Buyer.

          (d) If Seller gives counter-notice that it disagrees there is a Defective Interest, then the existence thereof (and if it exists, the Defect Value) will be determined by arbitration pursuant to
               Section 5.05 hereof.

          (e) If Seller gives counter-notice that it disagrees with the Defect Value asserted by Buyer in connection with a Defective Interest, then the amount of the Defect Value will be determined by arbitration pursuant to Section 5.05 hereof.

          (f) The failure of Seller to deliver written counter-notice as provided herein shall be deemed to be notice that Seller (i) will not attempt to correct that asserted Defective Interest, (ii) disagrees that there is a Defective Interest and (iii) disagrees with the Defect Value asserted by the Buyer.

          (g) In determining which portions of the Assets are Defective Interests, it is the intent of the parties to include, when possible, only that portion of the Assets affected by the defect.

          (h) If Seller gives timely counter-notice to Buyer according to this Agreement of its intent to correct any asserted Defective Interest according to Section 5.04(c) but Seller is unable to correct such Defective Interest before the expiration of the Cure Period and Closing occurs with a reduction to the Purchase Price equal to the Defect Value asserted for such Defective Interest, Seller shall be entitled to a post- closing adjustment to the Purchase Price in an amount equal to the Defect Value of such Defective Interest if after Closing, but before the Final Settlement Date, Seller corrects such Defective Interest. After

               Closing, without the prior consent of Buyer, Seller shall not attempt to cure any Defective Interests other than those set forth in Seller's counter-notice that Seller intends to cure. At least thirty (30) days prior to the Final Settlement Date, but not later than ninety (90) days after the Closing Date, Seller shall provide Buyer with copies of all title curative materials that Seller has obtained after the Closing in connection with the Defective Interests that Seller cures after Closing pursuant to this Section 5.04(h), and thereafter Seller shall provide Buyer copies of such additional title curative materials for such Defective Interests that Seller obtains up to the Final Settlement Date as promptly as possible after such materials become available to Seller.

     5.05 - ARBITRATION PROCEDURES. If any matter is required by this Article,
Section 8.11 or Section 8.09 of the Plant Agreement to be arbitrated, such arbitration shall be conducted as set forth in this Section 5.05.

          (a) For each matter submitted for arbitration, the parties shall jointly select a mutually acceptable person as the sole arbitrator under this Agreement for such matter. If the parties are unable to agree upon the designation of a person as arbitrator within five (5) days from the proposal of either party of a person to act as arbitrator, then either Seller or Buyer, or both such parties, may in writing request the American Arbitration Association to appoint a qualified arbitrator.

          (b) Any arbitration hearing shall be held at a place in Dallas or Fort Worth, Texas acceptable to the arbitrator.

          (c) The arbitrator shall settle disputes regarding (i) the existence of Defective Interests and/or the Defect Value thereof and Seller's attempts to correct any Title Defects, as to arbitration proceedings brought concerning Defective Interests and (ii) the existence and scope of either parties post- Closing obligations under Article VIII hereof or Article VIII of the Plant Agreement and the award or damages to be paid by either party who fails to perform its obligations under Article VIII hereof or Article VIII of the Plant Agreement, as to arbitration proceedings brought under Section 8.11 or Section 8.09 of the Plant Agreement. The arbitration shall be in accordance with the Texas General Arbitration Act and the Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of such act and the terms hereof. Such arbitrator shall hear all arbitration matters arising under this Article V,
               Section 8.11 or Section 8.09 of the Plant Agreement. The decision of the arbitrator shall be binding upon the parties, and may be enforced in any court of competent jurisdiction. The parties and the arbitrator shall proceed diligently and in good faith in order that the arbitrator's decision shall be made as promptly as possible. Seller and Buyer, respectively, shall bear their own legal fees and other costs incurred in presenting their respective cases. The charges and expenses of the arbitrator shall be shared equally by Seller and Buyer.

          (d) The arbitration shall commence within ten days after the arbitrator is selected as set forth in Section 5.05(a) above. In fulfilling his duties hereunder, the arbitrator shall be bound by the terms of this Agreement. In fulfilling any of his arbitration duties, the arbitrator may consider such other matters as in the opinion of the arbitrator are necessary or helpful to make a proper evaluation. Additionally, the arbitrator may consult with and engage disinterested third parties, including, without limitation, petroleum engineers, environmental engineers, attorneys and consultants, to advise the arbitrator.

          (e) If any arbitrator selected hereunder should die, resign or be unable to perform his duties hereunder, the parties, or if the parties are unable to agree, the American Arbitration Association shall select a replacement arbitrator. The aforesaid procedure shall be followed from time to time as necessary.

          (f) The foregoing arbitration procedures shall also apply according to Section 8.11.

     5.06 - EFFECT OF DEFECTIVE INTERESTS ON CLOSING. If Buyer asserts any Defective Interests the following shall apply:

          (a) The parties shall proceed to Closing as provided in this Agreement if (i) Seller cures the asserted defect, (ii) Buyer agrees to waive the relevant Defective Interest and purchase the Defective Interest notwithstanding the asserted Defective Interest, or (iii) Buyer and Seller agree to a Defect Value and the Purchase Price is reduced by such amount in accordance with
               Section 2.02 hereof.

          (b) If any matter is referred to arbitration under Section 5.05 of this Agreement and the Defect Value or Values asserted by Buyer would not permit either party to terminate this Agreement according to Section 9.01(c) or (d) hereof, then the parties shall proceed to Closing, the asserted Defective Interests shall be conveyed to Buyer, and the Closing Amount (defined below) shall be reduced by an amount equal to the asserted Defect Values of the asserted Defective Interests (the "Withheld Payment"). The Withheld Payment shall be placed in escrow with the same entity under essentially the same terms as the Earnest Money (defined below). The Withheld Payment shall be paid as follows:

                    (i) If the arbitrator decides that any Defective Interest asserted by the Buyer is not a Defective Interest, then the Withheld Payment with respect to the asserted Defective Interest shall be paid to the Seller.

                    (ii) If the arbitrator decides that any one or more of the
                         Defective Interests asserted by the Buyer is in fact a Defective Interest, then, if the total Defect Value for all Defective Interests that have been determined to exist, exceed $100,000, the Withheld Payment, up to the amount of the Defect Value, as determined by the arbitrator, shall be distributed to the Buyer, and the remainder, if any, shall be distributed to the Seller.

          (c) If any matter is referred to arbitration under Section 5.05 of this Agreement and the Defect Value or Values asserted by Buyer with respect to the matters under arbitration together with the Defect Value of any other Defective Interests previously agreed to by Seller could, if determined by the arbitrator to be in the amount asserted by Buyer, permit either party to terminate this Agreement according to Section 9.01(c) or (d) hereof, then, unless this Agreement is terminated by Seller pursuant to Article IX hereof, Closing shall be postponed until the arbitrator renders his final decisions. After the arbitrator renders his decision the parties shall proceed to Closing, the Assets, including any Defective Interests, shall be conveyed to the Buyer and the Purchase Price will be reduced by the Defect Value found by the arbitrator, if such Defect Value or Values exceeds $100,000; provided, however, nothing contained in this Section 5.06(c) shall be deemed to in any way modify or terminate Seller's or Buyer's right to terminate under Section 9.01 hereof or conditions to Closing under Section 6.01(d) and Section 6.02(d) hereof after the arbitrator renders his decision.

     5.07 - IDENTIFICATION OF UPWARD ADJUSTMENT. If it is determined prior to the Closing Date that Seller owns a greater undivided interest in the Assets than reflected in the Exhibits hereto which results in an increase in value of a portion of the Assets, the party discovering such inaccuracy shall immediately notify the other party and Buyer and Seller shall endeavor to agree upon an amount by which the Defect Value of all Defect Interests determined to exist in accordance with Article V shall be set-off (but not to exceed the Defect Value) in accordance with Section 2.02(b)(3) (the "Upward Adjustment"). If Buyer and Seller fail to agree to the Upward Adjustment, then the amount or such Upward Adjustment shall be determined by arbitration pursuant to Section 5.05 hereof.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     6.01 - SELLER'S CONDITIONS. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction at or prior to the Closing of the following conditions:

          (a) All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing; and Buyer shall have performed and satisfied all material obligations in all material respects required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

          (b) No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

          (c) All transactions contemplated by that certain Purchase and Sale Agreement (the "Plant Agreement") of even date herewith between Plum Creek Pipeline Company, L.P.. and Buyer shall have closed pursuant to the terms of such agreement.

          (d) Neither Seller nor Buyer has terminated this Agreement pursuant to Section 9.01(c) or (d).

     6.02 - BUYER'S CONDITIONS. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

          (a) All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing; and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

          (b) No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

          (c) All transactions contemplated by the Plant Agreement shall have closed pursuant to the terms of such agreement.

          (d) Neither Seller nor Buyer has terminated this Agreement pursuant to Section 9.01(c) or (d).


                                   ARTICLE VII

                                     CLOSING

     7.01 - DATE OF CLOSING. Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing") shall be held at the offices of Seller in Fort Worth, Texas, on the latest of

                    (i)   December 19, 1997;

                    (ii)  The day provided in Section 5.04(c);

                    (iii) Three (3) business days following the decision
                          rendered in any arbitration conducted pursuant to
                          Section 5.06(c) hereof; or

                    (iv)  the date of closing under the Plant Agreement.

The date on which closing occurs is referred to herein as the "Closing Date."

     7.02 - CLOSING OBLIGATIONS. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          (a) Seller shall execute, acknowledge and deliver an assignment, bill of sale, and conveyance in recordable form (in sufficient counterparts to facilitate recording) sufficient to convey to Buyer the Assets with covenants of special warranty as to all Assets, such conveyance to be substantially in the form attached hereto as Exhibit "P."

          (b) At Buyer's request, Seller shall execute and deliver to Buyer an Assignment and Bill of Sale, in a form reasonably acceptable to Buyer and Seller, transferring to Buyer any proprietary 3-D Seismic Data of Seller covering the Assets.

          (c) Seller shall execute and deliver to Buyer, in a form reasonably acceptable to Seller and Buyer, an assignment of Seller's right to receive a recordable assignment of the Producing Leases on which the Watson No. 2 Well is located. Such assignment shall be with special warranty of title only, and shall contain the same disclaimers as to the condition of personal property as are contained in the form of assignment attached hereto as Exhibit "P."

          (d) Seller shall execute and deliver to Buyer an assignment or bill of sale, in a form reasonably acceptable to Seller and Buyer, transferring to Buyer any of the Assets not otherwise conveyed to it.

          (e) Seller and Buyer shall execute and deliver a settlement statement (herein called the "Preliminary Settlement Statement") that shall set forth the Closing Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term "Closing Amount" shall mean the Purchase Price adjusted as provided in Section 2.02, using for such adjustments the best information then available.

          (f) Buyer shall pay the Closing Amount, other than the Earnest Money, to Seller by wire transfer in immediately available funds.

          (g) The Escrow Agent shall deliver the Earnest Money plus interest earned thereon to Seller.

          (h) Parent shall deliver to Seller the original stock certificates evidencing Parent's Stock.

          (i) Seller and Buyer (or an affiliate of Buyer who is authorized to operate properties according to rules and regulations of the Railroad Commission of the State of Texas) shall execute Texas Railroad Commission Forms P-4 designating Buyer operator of the Assets previously operated by Seller or an Affiliate, subject however to the rights of third parties under applicable operating agreements, and Seller shall file such forms with the Texas Railroad Commission.

          (j) Seller shall deliver to Buyer, (1) a certificate signed by a responsible officer of the General Partner of Seller certifying that all of the representations and warranties of Seller made hereunder are true and correct at and as of Closing, as if made on the Closing Date, (2) a certified copy of the Executive Committee of the Board of Directors of the General Partner of Seller authorizing the transaction contemplated by the Agreement, such certified copy to show the dates of adoption and that on the Closing Date the resolutions have not been rescinded or modified, and (3) a Certificate of the Secretary of Seller showing the incumbency of the officers of the General Partner of Seller executing instruments on behalf of the General Partner of Seller.

          (k) Buyer shall deliver to Seller (1) a certificate signed by a responsible officer of Buyer certifying that all of the representations and warranties of Buyer made hereunder are true and correct at and as of Closing, as if made on the Closing Date,
               (2) a certified copy of a resolution of the Board of Directors of Buyer authorizing the transaction contemplated by the Agreement, such certified copy to show the date of adoption and that on the Closing Date it has not been rescinded or modified, (3) a Certificate of the Secretary of Buyer showing the incumbency of the officers of Buyer executing instruments on behalf of Buyer, and (4) such documents as may be reasonably requested by Seller demonstrating that Buyer is a qualified operator with the Texas Railroad Commission and has posted all bonds required by it.

          (l) Seller shall deliver to Buyer all funds held in suspense by Seller with respect to the Assets together with a report in reasonable detail setting forth the reasons such funds are held in suspense.

          (m) Seller and Buyer shall execute, acknowledge and deliver such transfer orders or letters in lieu thereof, as may be reasonably requested and prepared by Buyer, directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets assigned to Buyer.

          (n) Seller shall have delivered to Buyer a favorable opinion of Murphy Mahon Keffler & Farrier, L.L.P., counsel to Seller, dated the Closing Date, substantially in the form of Exhibit "Q" hereof.

          (o) Buyer shall have delivered to Seller a favorable opinion of counsel to Buyer and Parent, which shall be reasonably acceptable to Seller, dated the Closing Date, substantially in the form of Exhibit "R" hereof.

          (p) In order to secure the performance of Seller's post Closing obligations and the post-Closing obligations of Plum Creek Pipeline Company ("Plum Creek") according to Article VIII of the Plant Agreement, Buyer, Seller and Plum Creek shall enter into an escrow agreement similar in form and substance to the escrow agreement established hereunder with respect to the Earnest Money. The Seller shall deposit fifteen million dollars ($15,000,000.00) into escrow under such escrow agreement ("Escrowed Funds"). The Buyer shall be authorized to withdraw

               Escrowed Funds upon the delivery to the escrow agent of an affidavit signed by a responsible officer of Buyer (with copy to Seller) to the effect that (i) Seller or Plum Creek (as the case may be) has defaulted on one or more of its obligations under this Agreement or the Plant Agreement which survive Closing, (ii) Buyer has given Seller or Plum Creek (as the case may be) not less than 10 days prior written notice of such default and Seller or Plum Creek (as the case may be) has failed to cure its default, and (iii) either Seller or Plum Creek (as the case may be) has agreed with Buyer's assertion of default and/or the damages asserted by Buyer's on account of such default, or the existence of such default and/or the damages asserted by Buyer's on account of such default has been finally determined by under the arbitration provisions set forth in the Agreement. Such escrow agreement shall also provide that (i) if the existence of Seller's or Plum Creek's default and/or the damages asserted by Buyer on account of such default is submitted for determination through arbitration, the amount asserted by Buyer as damages on account of such default shall be paid to Buyer from the Escrowed Funds if the arbitrator's determination is not final within 90 days after the date that an arbitrator is selected according to
               Section 5.05 hereof; provided, however, that if the arbitrator determines that the award of damages payable to Buyer is less than the amount withdrawn by Buyer from the Escrowed Funds, Buyer shall repay the amount of such excess to Seller, plus that portion of the interest thereon that was withdrawn by Buyer, within five (5) business days after receipt of written demand from Buyer, and (ii) if Buyer withdraws any of the Escrowed Funds, either by Seller's or Plum Creek's (as the case may be) agreement or following the arbitrator's final decision, Buyer shall also be entitled to one-half (1/2) of the interest that accrues on the amount withdrawn by Buyer from the Closing Date to the date of withdrawal. Such escrow agreement shall continue in effect until the later to occur of (A) two years from the Closing Date, and (B) 30 days subsequent to the final determination by an arbitrator of any assertion by Buyer, made within two years from the Closing Date, of Seller's or Plum Creek's default of a post Closing obligation. Upon termination of the escrow agreement all funds remaining in escrow shall be returned to Seller. If requested by Seller, Buyer shall cooperate with Seller in substituting a irrevocable standby letter of credit as security for Seller's and Plum Creek's post-Closing obligations, but such letter of credit shall be in form and substance acceptable to Buyer.

                                  ARTICLE VIII

                            OBLIGATIONS AFTER CLOSING

     8.01 - POST-CLOSING ADJUSTMENTS.

          (a) As soon as practicable after the Closing, but not later than 90 days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement ("Seller's Final Settlement Statement") setting forth each adjustment to Purchase Price that was not finally determined as of the Closing and any adjustment to which Seller is entitled to according to Section 5.04(h) and showing the calculation of such adjustments. As soon as practicable after receipt of Seller's Final Settlement Statement, and no later than 120 days after the Closing Date, Buyer shall deliver to the Seller a written report containing any changes that Buyer proposes be made to Seller's Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such Post-Closing adjustment not later than 150 days after the Closing Date. If Buyer fails to propose any changes to the accounting set forth in the Seller's Final Settlement Statement, it shall be deemed that Buyer agrees with Seller's Final Settlement Statement. The final agreed price paid by Buyer to Seller for the Assets after all adjustments is hereinafter referred to as the "Final Purchase Price." The date upon which such agreement is reached or upon which the Final Purchase Price is established, shall be herein called the "Final Settlement Date".

          (b) If Seller and Buyer are unable to agree upon the Final Purchase Price within 150 days from the Closing Date, the Dallas office of Arthur Anderson, independent public accountants, is designated to act as an arbitrator and to decide all points of disagreement with respect to the Final Purchase Price, such decision to be binding upon both parties. If such firm is unwilling or unable to serve in such capacity, Seller and Buyer shall attempt to, in good faith, designate another acceptable person as the sole arbitrator under this Section. If the parties are unable to agree upon the designation of a person as substitute arbitrator, then Seller or Buyer, or both of them, may in writing request the American Arbitration Association to appoint the substitute arbitrator. The arbitration shall be conducted under the Texas General Arbitration Act and the rules of the American Arbitration Association to the extent such rules do not conflict with the terms of such Act and terms hereof. The costs and expenses of the arbitrator, whether the firm designated above, or a third party appointed pursuant to the preceding sentence shall be shared equally by

               Seller and Buyer. Within five (5) days after the decision of the arbitrator, the Buyer or Seller, as the case may be, shall promptly make a cash payment to the other equal to the sum as may be found to be due as the Final Purchase Price. Notwithstanding the foregoing provisions of this Section 8.01(b), any questions with respect to a Defective Interest or Defect Value shall be resolved pursuant to the terms of Article V hereof.

     8.02 - SALES TAXES AND RECORDING FEES. Buyer shall pay all sales taxes occasioned by the sale of the Assets and all documentary, filing and recording fees required in connection with the filing and recording of any assignments.

     8.03 - FURTHER ASSURANCES. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.

     8.04 - BUYER'S POST-CLOSING OBLIGATIONS.

          (a) If at any time subsequent to the Closing, Buyer comes into possession of money or property belonging to the Seller such money or other property shall be promptly delivered to the Seller.

          (b) Upon Closing, Buyer assumes all liabilities attributable to the Assets arising from, attributable to, or alleged to be arising from or attributable to a violation of, or the failure to perform any obligation imposed by any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority pertaining to health or environment, including Environmental Laws, in effect where the Assets are located, which accrue or arise from and after the Effective Time. In connection with this assumption of liability by Buyer, Buyer agrees that prior to Closing it will conduct such inspections of the Assets as deemed necessary by it to fully evaluate the condition of the Assets. As used in this Agreement "Environmental Laws" means all laws, rules, and regulations, whether federal, state or local, as they exist on the date hereof, relating to (a) the control of any pollutant or potential pollutant or protection of the air, water, land or the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, or (c) exposure to hazardous, toxic, explosive, corrosive or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Clean Water Act 33 U.S.C.ss.1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C.ss.6901 et seq., the Superfund

               Amendments and Reauthorization Act, 42 U.S.C. ss.11001 et seq., the Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq.

          (c) Upon Closing, Buyer assumes all duties and obligations of the owner of the Assets which accrue or arise from and after the Effective Time. Without limitation of the foregoing, Buyer assumes (i) all obligations of Seller under the Contracts arising after the Effective Time, including any obligation of Seller under any of the Contracts to assign any interest in the Other Leases to other parties entitled to such an assignment under the terms of the Contracts, (ii) all accounts payable and contractual obligations incurred by Seller in accordance with this Agreement with respect to the Assets attributable to periods on or after the Effective Time, (iii) the obligation to make proper distribution of any suspense accounts transferred to Buyer in accordance with standard industry practice, regardless of whether the suspense funds accrued prior or subsequent to the Effective Time, (iv) all obligations to properly remove all pipe and equipment, close pits and to cleanup and restore any property included in or affected by the Assets which was in compliance with Environmental Laws at the Effective Time, and (v) all liabilities and obligations resulting from injury or death to persons and damage to property arising from or attributable to the ownership or operation of the Assets after the Effective Time.

          (d) If, pursuant to Section 4.01(i), Seller does not provide notice to any third parties under Preference Rights contained in the Contracts listed on Exhibit "D" requesting waiver of such provisions, or if such request for waiver is made by Seller prior to Closing, but the third party's waiver of or election to exercise the Preference Right is not due under the applicable agreement until after Closing, the affected Property shall be conveyed to and purchased by Buyer at Closing pursuant to the terms of this Agreement subject to the terms of the applicable Preference Right. After Closing, Buyer shall, if necessary, provide notice to the appropriate third parties requesting waiver of the applicable Preference Right and/or comply with the terms of the Preference Right that are properly exercised after Closing, with Buyer receiving all consideration payable upon the exercise of such Preference Right.

          (e) UPON CLOSING, BUYER AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS

               FROM AND AGAINST ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, DAMAGE TO PROPERTY, OR INJURY OR DEATH OF PERSONS, COURT COSTS, REASONABLE ATTORNEY'S FEES AND EXPENSES OF EXPERTS) CAUSED BY, ARISING FROM OR ATTRIBUTABLE TO THE OWNERSHIP OR OPERATION OF THE ASSETS AFTER THE EFFECTIVE TIME, OR THE BREACH BY BUYER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     8.05 - SELLER'S POST-CLOSING OBLIGATIONS.

          (a) If at any time subsequent to the Closing, Seller comes into possession of money or property belonging to the Buyer such money or other property shall be promptly delivered to the Buyer.

          (b) Upon Closing, Seller assumes all liabilities attributable to the Assets arising from, attributable to, or alleged to be arising from or attributable to a violation of, or the failure to perform any obligation imposed by any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority pertaining to health or environment, including Environmental Laws, in effect where the Assets are located, which accrue or arise from and before the Effective Time.


          (c) Upon Closing, Seller assumes all duties and obligations of the owner of the Assets which accrue or arise from and before the Effective Time. Without limitation of the foregoing, Seller assumes (i) all obligations of Seller under the Contracts arising before the Effective Time, (ii) all accounts payable and contractual obligations incurred by Seller in accordance with this Agreement with respect to the Assets attributable to periods on or before the Effective Time, and (iii) all liabilities and obligations resulting from injury or death to persons and damage to property arising from or attributable to the ownership or operation of the Assets before the Effective Time.

          (d) Seller shall continue its existence for a period of two years from the Closing Date; provided, however, Seller may terminate its existence prior to such time if an Affiliate of Seller qualified to do business in Texas agrees to assume Seller's obligations hereunder and maintain its existence for a period of two years from the Closing Date. Seller (or such Affiliate of Seller which expressly assumes Seller's obligations hereunder) shall maintain a net worth in the amount of at least

               $5,000,000 in a manner or form reasonably satisfactory to Buyer for at least two years from and after Closing.

          (e) Notwithstanding any other provision of this Agreements, Seller agrees that Buyer will not incur any liability of any kind whatsoever with respect to employment matters of Seller of any Affiliate of Seller, including, but not limited to, any liability for compensation, savings plans, severance, pensions, the Employee Retirement Income Security Act of 1974, or other benefits, as a consequence of consummating the transactions contemplated by this Agreement, nor will the Assets, or any part thereof, be subject to any kind of lien or claim in connection with such employment matters and Seller shall defend, indemnify and hold harmless Buyer from any and all claims, lawsuits, costs, or expenses, including attorney's fees, regarding same.

          (f) After Closing Seller shall request its lease brokers to provide Seller with copies of all title information in their possession not previously furnished to Seller. Upon receipt of such title information Seller shall provide same to Buyer.

          (g) Seller agrees to defend and indemnify Buyer and hold it harmless from any and all liability arising out of or related to the litigation described on Exhibit "H" attached hereto and made a part hereof. In addition, at such time as the litigation identified as item 1 on Exhibit "H" hereto is concluded by a final non-appealable order of a court with jurisdiction or by binding settlement of the parties, Seller shall assign to Buyer all of Seller's or Affiliate's right, title and interest in the oil and gas leases described as items 1 through 9 on Exhibit "F" attached hereto, provided such leases are not required to be assigned to a third-party in connection with the settlement of such litigation.

          (h) UPON CLOSING, SELLER AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, DAMAGE TO PROPERTY, OR INJURY OR DEATH OF PERSONS, COURT COSTS, REASONABLE ATTORNEY'S FEES AND EXPENSES OF EXPERTS) CAUSED BY, ARISING FROM OR ATTRIBUTABLE TO THE OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE TIME, OR THE BREACH BY SELLER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     8.06 - DELIVERY OF RECORDS. Within ten (10) days after Closing, Seller shall deliver the Records to Buyer. For a period of two years after the Closing Date Buyer shall allow Seller reasonable access to the necessary Records during Buyer's normal business hours after Closing for the purpose of complying with its post-closing obligations hereunder, filing or amending a tax return, participating in litigation related to the Assets, or for any other similar legitimate business purpose; provided that any copies of Records made by Seller shall be at the sole expense of Seller.

     8.07 - DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES. The express representation and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. BUYER ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (I) THE ENVIRONMENTAL CONDITION OF THE ASSETS,
(II) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (III) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (V) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION,
(VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW AND (VII) THE QUALITY, QUANTITY OR VOLUME OF ANY OIL, AND GAS RESERVES; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE ASSETS ARE TO BE CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

     8.08 - WAIVER OF DTPA. It is the intent of the parties that Buyer's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act, Tex. Bus. & Ann. ss.17.41 et seq. (Vernon 1987 and Supp. 1994) (the "DTPA") or any similar statute of any jurisdiction that may be applicable to the transactions contemplated hereby. As such, Buyer hereby waives the applicability of the DTPA or any similar statute to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA or any similar statute; provided, however, Buyer does not waive Section 17.555 of the DTPA. Buyer acknowledges, represents and warrants that it is purchasing the assets covered by this Agreement for commercial or business matters; that it is able to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller. Buyer expressly recognizes that the price for which Seller has agreed to sell the assets and perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA or any similar statute and this waiver of the DTPA and any similar statute. Buyer further recognizes that Seller, in determining to proceed with the entering into of this Agreement has expressly relied on the provisions of this Section 8.08.

     8.09 - RESIGNATION OF OPERATOR. On the Closing Date, Seller or its Affiliate, if applicable, shall resign as operator of all of the Assets it operates, as provided in any applicable operating agreement, and shall use reasonable efforts to secure the consents necessary for Buyer to become operator of the Assets previously operated by Seller or its Affiliate, if applicable, and, if requested by Buyer, Seller or its Affiliate, if applicable, shall notify non-operators of the Assets it operates recommending that Buyer be elected as successor operator. With respect to those Assets as to which Buyer becomes operator, Seller or its Affiliate, if applicable, shall relinquish operations to Buyer on the Closing Date. At the time Seller relinquishes operations to Buyer, Seller shall deliver to Buyer all amounts payable to third parties out of production attributable to the Assets and held in suspense by Seller.

     8.10 - REGISTRATION OBLIGATIONS OF PARENT.

          (a) Registration Obligation. Within thirty (30) days from the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission, or any successor body thereto (the "Commission"), a registration statement on Form S-3 or other appropriate form (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended, and all rules and regulations under such Act (the "Securities Act") covering the resale by Seller of Parent's Stock. Parent shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is 24 months from the Closing Date, or such shorter period ending when (i) all shares of Parent Stock covered by the Registration Statement have been sold in the manner set forth and as contemplated in the Registration Statement, or (ii) in the opinion of counsel to Parent, which opinion shall be satisfactory in form, scope and substance to Seller, registration of the Parent Stock is (A) no longer required under the Securities Act, and (B) Seller may sell all remaining shares of Parent Stock in the open market without limitations as to volume and without being required to file any forms or reports with the Commission under the Securities Act.

          (b) Registration Procedures. In connection with the Registration Statement, Parent shall use its reasonable best efforts to effect the registration of the resale by Seller of the Parent's Stock, and pursuant thereto, Parent shall as expeditiously as possible:

                    (i) prepare and file with the Commission the Registration Statement on the appropriate form with respect to such Parent's Stock and use all reasonable efforts to cause the Registration Statement to become effective as soon as legally practicable following its filing (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, Parent will furnish to the counsel selected by Seller copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                    (ii) subject to Section 8.10(a) hereof, prepare and file
                         with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement in accordance with the intended methods of disposition by Sellers set forth in the Registration Statement;

                   (iii) furnish to Seller such number of copies of the
                         Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Parent's Stock;

                    (iv) use its reasonable best efforts to register or qualify the Parent's Stock under such other securities or blue sky laws of such jurisdictions within the United States as Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Parent's Stock (provided that Parent will not be required to qualify generally to do business, file any general consent to service of process, or subject itself to taxation in any jurisdiction where it would not otherwise be required to qualify, file, or subject itself to taxation but for this subparagraph);

                    (v) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of Seller, Parent will immediately prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Parent's Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent's obligation under this paragraph (v) to effect any such supplement, amendment or filing may be suspended for a period not exceeding ten (10) consecutive days that shares are traded on the New York Stock Exchange in the event Parent or any of its affiliates are at the time engaged in confidential negotiations or other confidential business activities, the disclosure of which would be required in such supplement, amendment or filing (but would not be required if such supplement, amendment or filing were not filed), and the Board of Directors of Parent determines in good faith that such disclosure would be materially detrimental to Parent and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, except that in no event shall Parent suspend its obligation under this paragraph (v) on more than one (1) occasion during any ninety (90) consecutive day period following the Closing Date.

                    (vi) use its reasonable efforts to cause all of the Parent's
                         Stock to be listed on each securities exchange on which similar securities issued by Parent are then listed;

                   (vii) provide a transfer agent and registrar (which may be
                         Parent) for all of the Parent's Stock not later than the effective date of the Registration Statement;

                  (viii) enter into such customary agreements and take all
                         such other actions as Seller reasonably requests in order to expedite or facilitate the disposition of the Parent's Stock (including, without limitation, effecting a stock split or a combination of shares);

                    (ix) make available for inspection by Seller, any
                         underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by Seller or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records (as may be reasonably requested), pertinent corporate documents and properties of Parent (collectively, the "Parent Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent's officers, directors,, employees and independent accountants to supply all information reasonably requested by Seller, underwriter, attorney, accountant or agent in connection with the Registration Statement. Parent Records which Parent determines, in good faith, to be confidential and any Parent Records which it notifies Seller are confidential shall not be disclosed by Seller or any such underwriter, attorney, accountant or other agent unless (A) the disclosure of such Parent Records is necessary to avoid or correct a misstatement or omission in the Registration Statement and Parent's obligation to amend or supplement the Registration Statement is not then suspended under the proviso to
                         Section 8.10(b)(v), (B) the release of such Parent Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the information in such Parent Records has been made generally available to the public. Seller agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transaction in securities of Parent unless and until such information is made generally available to the public and Seller shall cause any attorney, accountant or agent retained by Seller to keep confidential any such information;

                    (x) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Parent's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
                         Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (xi) in the event of the issuance of any stop order
                         suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in the Registration Statement for sale in any jurisdiction, Parent will use reasonable efforts promptly to obtain the withdrawal of such order; and

                   (xii) use reasonable efforts to cause the Parent's Stock
                         covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Seller to consummate the disposition of the Parent's Stock except as may be required solely as a consequence of the nature of Seller's business.

          (c) Certain Obligations of Seller. Prior to making a sale of Parent Stock pursuant to the Registration Statement, Seller shall notify Parent in writing of its intention to sell Parent Stock pursuant to the Registration Statement. Upon receipt of such notice, Parent shall advise Seller, within two (2) business days following receipt of such notice in writing, of the existence of any condition described in paragraph (v) of Section 8.10(b). Seller agrees by acquisition of Parent Stock that, upon receipt of such written notice from Parent of the happening of any event of the kind described in paragraph (v) of Section 8.10(b) or paragraph (xi) of Section 8.10(b), or of Parent's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, Seller shall forthwith discontinue disposition of Parent Stock covered by the Registration Statement until Seller's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph
               (v) of Section 8.10(b), which supplemented or amended prospectus shall be delivered to Seller not later than the date that is 10 days that shares are traded in the New York Stock Exchange following the date of Parent's written notice referred to herein, and Seller's discontinuance of the disposition of Parent Stock shall terminate at the end of such 10-day period regardless of whether such supplemented or amended prospectus is delivered to Seller within such 10-day period.

               The "Plan of Distribution" contained in the Registration Statement shall not provide for any firm commitment underwriting of the Parent Stock, and the distribution of the Parent Stock under the Registration Statement shall not be effected through any underwriters on a firm commitment basis.

          (d) Registration Expenses. Parent shall bear and pay all expenses in connection with the registration effected pursuant to this
               Section 8.10, including, without limitation, (i) all expenses incident to Parent's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Parent and all independent certified public accountants, and (ii) the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each of the securities exchange on which similar securities issued by Parent are then listed. Notwithstanding the foregoing, Seller shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Parent's Stock for or on behalf of Seller's account and, except as provided in Section 8.10(d) hereof, all fees and expenses of legal counsel for Seller.

          (e) INDEMNIFICATION. BUYER AND PARENT SHALL INDEMNIFY AND HOLD HARMLESS, WITH RESPECT TO THE REGISTRATION STATEMENT FILED BY IT, TO THE FULL EXTENT PERMITTED BY LAW, SELLER AND EACH OTHER PERSON OR ENTITY, IF ANY, WHO CONTROLS SELLER WITHIN THE MEANING OF
               SECTION 15 OF THE SECURITIES ACT (COLLECTIVELY, "HOLDER INDEMNIFIED PARTIES") AGAINST ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, JOINT OR SEVERAL, TO WHICH ANY SUCH HOLDER INDEMNIFIED PARTY MAY BECOME SUBJECT UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ALL RULES AND REGULATIONS UNDER SUCH ACT, AT COMMON LAW OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (OR ACTIONS OR PROCEEDINGS, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON (I) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE REGISTRATION STATEMENT AS CONTEMPLATED HEREBY OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, (II) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY PRELIMINARY, FINAL OR SUMMARY PROSPECTUS, TOGETHER WITH THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN (AS AMENDED OR SUPPLEMENTED IF PARENT SHALL HAVE FILED WITH THE COMMISSION ANY AMENDMENT THEREOF OR SUPPLEMENT THERETO), OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING, OR (III) ANY VIOLATION BY PARENT OF ANY FEDERAL, STATE OR COMMON LAW RULE OR REGULATION APPLICABLE TO PARENT AND RELATING TO ACTION OF OR INACTION BY PARENT IN CONNECTION WITH ANY SUCH REGISTRATION; AND IN EACH SUCH CASE, PARENT SHALL REIMBURSE EACH SUCH HOLDER INDEMNIFIED PARTY FOR ANY REASONABLE LEGAL OR OTHER EXPENSES INCURRED BY ANY OF THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY, EXPENSE, ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT PARENT SHALL NOT BE LIABLE TO ANY SUCH HOLDER INDEMNIFIED PARTY IN ANY SUCH CASE TO THE EXTENT, THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR EXPENSE (OR ACTION OR PROCEEDING, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISES OUT OF OR IS BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED

               OMISSION MADE IN THE REGISTRATION STATEMENT OR AMENDMENT THEREOF OR SUPPLEMENT THERETO OR IN ANY SUCH PRELIMINARY, FINAL OR SUMMARY PROSPECTUS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO PARENT BY OR ON BEHALF OF ANY SUCH HOLDER INDEMNIFIED PARTY FOR USE IN THE PREPARATION THEREOF. SUCH INDEMNITY AND REIMBURSEMENT OF EXPENSES AND OTHER OBLIGATIONS SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE HOLDER INDEMNIFIED PARTIES AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY SUCH HOLDER INDEMNIFIED PARTIES.

                       In connection with the Registration Statement, Seller
               shall furnish Parent in writing such information as Parent reasonably requests for use in connection with the Registration Statement or any prospectus relating thereto. SELLER SHALL INDEMNIFY AND HOLD HARMLESS, WITH RESPECT TO THE REGISTRATION STATEMENT FILED BY PARENT, TO THE FULL EXTENT PERMITTED BY LAW, PARENT AND EACH OTHER PERSON OR ENTITY, IF ANY, WHO CONTROLS PARENT WITHIN THE MEANING OF SECTION 15 OF THE SECURITIES ACT (COLLECTIVELY, "PARENT INDEMNIFIED PARTIES") AGAINST ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, JOINT OR SEVERAL, TO WHICH ANY SUCH PARENT INDEMNIFIED PARTY MAY BECOME SUBJECT UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ALL RULES AND REGULATIONS UNDER SUCH ACT, AT COMMON LAW OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (OR ACTIONS OR PROCEEDINGS, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON (I) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY INFORMATION PROVIDED TO PARENT BY SELLER HEREUNDER OR ANY OMISSION OR ALLEGED OMISSION TO STATE IN ANY OF SUCH INFORMATION A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS IN ANY OF SUCH INFORMATION NOT MISLEADING, OR (II) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY INFORMATION PROVIDED TO PARENT BY SELLER HEREUNDER, TOGETHER WITH THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN (AS AMENDED OR SUPPLEMENTED IF SELLER SHALL HAVE PROVIDED PARENT ANY AMENDMENT THEREOF OR SUPPLEMENT THERETO), OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS IN SUCH INFORMATION, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING; AND IN EACH SUCH CASE, SELLER SHALL REIMBURSE EACH SUCH PARENT INDEMNIFIED PARTY FOR ANY REASONABLE LEGAL OR OTHER EXPENSES INCURRED BY ANY OF

               THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY, EXPENSE, ACTION OR PROCEEDING. SUCH INDEMNITY AND REIMBURSEMENT OF EXPENSES AND OTHER OBLIGATIONS SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE PARENT INDEMNIFIED PARTIES AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY SELLER.

          (f) Representations, Warranties and Covenants of Seller. In connection with the transactions contemplated by this Section 8.10, Seller hereby covenants to Buyer and Parent that (i) neither Seller nor any of its affiliates (as defined in the Securities Act) will take, directly or indirectly, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of Parent, and (ii) Seller shall promptly furnish to Parent any and all information available to Seller and not otherwise publicly available to Parent as may be reasonably required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, in connection with the preparation and filing of the Registration Statement pursuant hereto, or any amendment or supplement thereto, or any preliminary prospectus included therein. All information to be furnished to Parent by or on behalf of Seller expressly for use in connection with the preparation of any preliminary prospectus, any prospectus, the Registration Statement, or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) Registration Rights Not Assignable. Notwithstanding anything else contain in this Agreement to the contrary, the registration rights set forth in and contemplated by this Section 8.10 shall not be assignable, in whole or in part, by Seller without the prior written consent of Parent.

     8.11 - ARBITRATION. If any party disputes or questions its obligations to perform under this Article VIII, including the application of any indemnities set forth herein, then such disputes or questions shall be determined through arbitration proceedings according to Section 5.05 hereof.

     8.12 - SURVIVAL. The representations, warranties, covenants, agreements and indemnities included or provided in Sections 5.03(f) and 5.04(h), this Article VIII, in Article X, in Article XI, in Article XII, and in the assignments and agreements to be delivered at the Closing shall survive the Closing. All other representations, warranties, covenants, certificates, instruments and agreements contained in or referred to in this Agreement shall terminate at Closing.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

     9.01 - TERMINATION. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

          (a) by Seller if the conditions set forth in Section 6.01 are not satisfied in all material respects or waived prior to the Closing Date;

          (b) by Buyer if the conditions set forth in Section 6.02 are not satisfied in all material respects or waived prior to the Closing Date;

          (c) by Seller if at any time prior to the Closing Date (i) the aggregate of the Defect Value asserted by Buyer for all then uncured Defective Interests set forth in Sections 5.02(a)(1) and
               (3) equals or exceeds $5,000,000 or (ii) the aggregate of the Defect Value asserted by Buyer for those then uncured Defective Interests set forth in Sections 5.02(a)(2), (4), (5), (6), (7) and (8) equals or exceeds Section $5,000,000;

          (d) by Buyer if at any time prior to the Closing Date (i) the aggregate of the Defect Value asserted by Buyer, agreed to by Seller and/or finally determined by arbitration for all then uncured Defective Interests set forth in Sections 5.02(a)(1) and
               (3) equals or exceeds $5,000,000 or (ii) the aggregate of the Defect Value asserted by Buyer, agreed to by Seller and/or finally determined by arbitration for those then uncured Defective Interests set forth in Sections 5.02(a)(2), (4), (5),
               (6), (7) and (8) equals or exceeds $5,000,000;

          (e)  at any time by the mutual written agreement of Buyer and Seller;

          (f) by Buyer if Buyer is not in default under this Agreement if Closing does not occur for any reason by 5:00 p.m. on March 31, 1998; or

          (g) by Seller if Seller is not in default under this Agreement if Closing does not occur for any reason by 5:00 p.m. on March 31, 1998.

     9.02 - LIABILITIES. Nothing contained in this Agreement shall limit Seller's or Buyer's legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement; provided however, (i) neither party hereto shall be liable to the other for indirect, punitive or consequential damages; (ii) if all conditions precedent to the obligation of Buyer to close have been satisfied, but Buyer refuses to close, Seller shall have the option to either pursue specific performance or receive the Earnest Money as liquidated damages, and if Seller receives the Earnest Money as liquidated damages pursuant to Article X hereof, then Seller shall have no further recourse against Buyer; (iii) if all conditions precedent to the obligation of Seller to close have been satisfied, but Seller refuses to close, Buyer's sole remedy shall be to either (A) enforce specific performance or (B)(1) have the Earnest Money returned, (2) receive within five (5) business days from termination, as liquidated damages from Seller, the sum of $6,100,000, and (3) terminate this Agreement; and (iv) Seller shall have no liability to Buyer if Buyer terminates this Agreement because any representation or warranty made by Seller herein is incorrect.


                                    ARTICLE X

                                  EARNEST MONEY

     Upon the execution of this Agreement, Buyer has deposited into escrow with Bank One, N.A. in Fort Worth, Texas (the "Escrow Agent"), Six Million One Hundred Thousand and No/100 Dollars ($6,100,000.00) as earnest money (the "Earnest Money"). At closing, the Earnest Money, less any costs or fees incurred, plus any interest earned thereon shall be applied against the Purchase Price. If this transaction fails to close due to any breach by Buyer of the terms, conditions, representations and warranties found in this Agreement, then at the election of Seller, the Earnest Money and all interest earned thereon may be delivered to Seller as liquidated damages. If this transaction fails to close, due to any breach by Seller of the terms, conditions, representations and warranties found in this Agreement, then the Earnest Money and all interest earned thereon shall be delivered to Buyer. If this transaction fails to close for any other reason whatsoever, then the Earnest Money and all interest earned thereon shall be delivered to Buyer. Seller and Buyer agree to give the Escrow Agent joint instructions for the delivery of the Earnest Money, together with any interest earned thereon, in accordance with the terms of this Agreement

                                   ARTICLE XI

                                 INDEMNIFICATION

     11.01 - RIGHT TO EMPLOY COUNSEL.

          (a) When any claim, action, or suit shall be filed or asserted in writing against any party which is indemnifiable under the terms of this Agreement, the indemnified party shall promptly notify the indemnifying party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto, and the indemnifying party shall, at its option, have the right to assume the defense thereof or participate in the defense thereof and to employ its own legal counsel in connection with such defense. Failure of the indemnified party to notify the indemnifying party of such claim, action, or suit within twenty
               (20) calendar days after
               notice to the indemnified party of such claim, action, or suit shall constitute a waiver of its rights under this Article, unless such failure to notify within such time period shall not prejudice the rights of the indemnifying party in respect of such claim, action or suit, in which case prompt notification as provided above shall be sufficient.

          (b) The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the indemnified party shall be at the sole expense of the indemnified party unless (i) the indemnifying party shall have elected not or shall have failed to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the indemnifying party in writing, or (iii) the parties to any such action (including any impleaded parties) include both the indemnifying and indemnified party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in any which case (i), (ii) or (iii) above the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the fees and expenses of such counsel employed by the indemnified party shall be at the sole expense of the indemnifying party).

          (c) Prior to effectuating any settlement of any such action or proceeding, the indemnified party shall furnish the indemnifying party with written notice of any proposed settlement in sufficient time to allow the indemnifying party to act thereon. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the indemnifying party. The indemnifying party shall not effect a settlement of any claim without the written consent of the indemnified party unless the indemnifying party secures the complete release of the indemnified party as a part of such settlement.

     11.02 - CLAIM REIMBURSEMENT AND REDUCTION.

          (a) Should the indemnified party realize any benefit, including any tax benefit, resulting from any loss, liability, cost or damage for which such indemnified party has been indemnified under this Article, such indemnified party shall reimburse the indemnifying party, at the time such benefit is realized, an amount equal to the dollar amount of such benefit so realized.

          (b) Any claim shall be reduced to the extent of any third party insurance or condemnation payment actually received by the indemnified party or, alternatively, at the option of the indemnified party, the rights of the indemnified party against any insurer or governmental unit with respect to such claim shall be assigned to the indemnifying party.


                                   ARTICLE XII

                                     GENERAL

     12.01 - EXHIBITS. All Exhibits are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a complete set of Exhibits prior to and as of the execution of this Agreement.

     12.02 - EXPENSES. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same including, without limitation, legal and accounting fees, costs and expenses.

     12.03 - NOTICES. All notices or communications required or permitted under this Agreement shall be in writing, and any notices or communications hereunder shall be deemed to have been duly made if delivered by (i) hand, (ii) overnight delivery service, (iii) telecopy, or (iv) three days after being placed in first class certified mail, postage prepaid, with return receipt requested to the following addresses:

     All notices to Seller shall be delivered to:

               Cometra Energy, L.P.
               500 Throckmorton, Suite 2500
               Fort Worth, Texas  76102
               Telecopy:  817-877-4464

     All notices to Buyer shall be delivered to:

               Pioneer Natural Resources USA, Inc.
               1400 Williams Square West
               5205 N. O'Connor Blvd.
               Irving, Texas  75039-3746
               Telecopy:  972-444-4395

The address at which any party hereto is to receive notice may be changed from time to time by such party by giving notice of the new address to all other parties hereto. Any notice or communication given by telecopy shall be promptly confirmed by delivery of a copy of such notice or communication by hand or overnight delivery service.

     12.04 - AMENDMENTS. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     12.05 - HEADINGS. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     12.06 - COUNTERPARTS. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     12.07 - REFERENCES. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

     12.08 - GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

     12.09 - ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     12.10 - PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights or remedies.

     12.11 - ASSIGNMENTS. Neither Buyer nor Seller may assign all or any portion of their respective rights or delegate any portion of their duties hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, Buyer, at any time up to and including two (2) business days prior to Closing, may provide notice in writing to Seller of the party or parties to receive title to the Assets or any part thereof and the documents conveying title or ownership interest to said Assets shall be accordingly modified prior to Closing, and provided further that after Closing, Buyer's interests in the Assets which are conveyed hereunder are freely assignable by Buyer without any written consent by Seller.

     12.12 - PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party hereto and exercise their best efforts to agree upon the text of a joint public announcement or statement to be made solely by Seller or Buyer, as the case may be; provided, however, if Seller or Buyer is required by law to make such public announcement or statement, then the same may be made without the approval of the other party. The opinion of counsel of either party shall be conclusive evidence of such requirement by law. Buyer may issue a press release similar in content to that attached as Exhibit "S" hereto and made a part hereof and Buyer may discuss the contents of same and the contemplated transaction with analysts, investors and interested parties as is customary in transactions of this kind.

     12.13 - NOTICES AFTER CLOSING. Buyer and Seller hereby agree that each party shall notify the other of its receipt, after the Closing Date, of any instrument, notification or other document affecting the Assets while owned by such other party.

     12.14 - SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this agreement is void, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     12.15 - TIME IS OF THE ESSENCE. It is understood and agreed that time is of the essence in this Agreement.

     IN WITNESS WHEREOF, the parties have executed or caused the Agreement to be executed as of the day and year first above written.

                                       COMETRA ENERGY, L.P.

                                       By: AVENEG, INC., Its General Partner


                                       By:
                                           ------------------------------------
                                           Mark W. Young,
                                           Chief Executive Officer

                                                                          SELLER


                                       PIONEER NATURAL RESOURCES USA, INC.


                                       By:
                                          ------------------------------------
                                          Timothy L. Dove, Executive Vice
                                          President, Business Development

                                                                           BUYER

                                  CONFIRMATIONS

     American Cometra, Inc. joins in the execution of this Agreement to confirm its agreement to perform those obligations of this Agreement that are to be performed by an Affiliate of Seller, but only to the extent that the context any of such obligations requires performance by American Cometra, Inc. as an Affiliate of Seller.

                                       AMERICAN COMETRA, INC.


                                       By:
                                          ------------------------------------
                                          Mark W. Young, Chief Executive Officer


     Pioneer Natural Resources Company joins in the execution of this Agreement to confirm its obligations under Section 8.10 of this Agreement.


                                       PIONEER NATURAL RESOURCES COMPANY


                                       By:
                                          ------------------------------------
                                          Timothy L. Dove, Executive Vice
                                          President, Business Development